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U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒    Preliminary Proxy Statement
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☐    Soliciting Material Pursuant under Rule 14a-12

Array BioPharma Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 Walnut Street
Boulder, CO 80301

September [14], 2018

Dear Stockholder:

You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 25, 2018, at 1:00 p.m., Mountain Time, at 1825 33rd Street, Boulder, CO 80301.

The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement.

We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number, as instructed in the Notice of Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

Please remember that this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Ron Squarer Chief Executive Officer

3200 Walnut Street
Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 25, 2018

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 25, 2018, at 1:00 p.m., Mountain Time, at 1825 33rd Street, Boulder, CO 80301, to consider and vote upon the following matters:

  1.
  Election of two Class III directors to serve for a three-year term of office expiring at the 2021 Annual Meeting of Stockholders;

  2.
  Amendment of our Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 280,000,000 to 340,000,000;

  3.
  Advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

  4.
  Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2019; and

  5.
  Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on August 29, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Your vote is very important to Array and all proxies are being solicited by the Board of Directors. So, whether or not you plan on attending the 2018 Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on October 24, 2018.

By Order of the Board of Directors,

Curtis Oltmans Secretary

Boulder, Colorado
September [14], 2018

3200 Walnut Street
Boulder, CO 80301

PRELIMINARY PROXY STATEMENT DATED AUGUST 27, 2018

SUBJECT TO COMPLETION

INFORMATION CONCERNING VOTING AND SOLICITATION

General

This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, or Array, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 25, 2018, at 1:00 p.m., Mountain Time, at 1825 33rd Street, Boulder, CO 80301, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2018 Stockholder Meeting to be Held on October 25, 2018

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice Regarding the Availability of Proxy Materials. We intend to commence mailing the Notice Regarding the Availability of Proxy Materials or paper copies of the Proxy Statement and proxy card, as applicable, on or about September [14], 2018 to all stockholders entitled to vote at the Annual Meeting.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice Regarding the Availability of Proxy Materials and on the website referred to in that notice.

The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.

Our Fiscal Year

Our fiscal year ends on June 30 of each year. In this Proxy Statement, when we refer to our fiscal year, we mean the twelve-month period ending June 30 of the stated year (for example, fiscal 2018 is July 1, 2017 through June 30, 2018).

What Are You Voting On?

You will be asked to vote on the following proposals at the 2018 Annual Meeting of Stockholders:

  1.
  Election of two Class III directors to serve for a three-year term of office expiring at the 2021 Annual Meeting of Stockholders;

  2.
  Amendment of our Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 280,000,000 to 340,000,000;

  3.
  Advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

  4.
  Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2019; and

  5.
  Any other matter that properly comes before the Annual Meeting.

Who Can Vote

Only holders of record of shares of our common stock as of the close of business on the record date, August 29, 2018, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. Your shares may be voted at the Annual Meeting, or any adjournments thereof only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder of Record and a "Street Name" Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading "Voting Your Shares."

Quorum

At the close of business on August 29, 2018, there were [•] shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:

  •
  are present in person at the Annual Meeting; or

  •
  have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in "street name," your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain "routine" matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters.

Please see "Broker Non-Votes" below.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in "street name."

If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice Regarding Availability of Proxy Materials previously mailed to you. You may request a paper copy of the Proxy Statement and proxy card by following the instructions on the website and in the Notice Regarding Availability of Proxy Materials provided to you.

If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

If you hold your shares of common stock in street name, you will receive a Notice Regarding Availability of Proxy Materials from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone or by completing, dating and signing the proxy card included with your proxy materials if you request a paper copy of them by following the instructions on the Notice Regarding Availability of Proxy Materials provided by your broker, bank, trust or other nominee.

Deadline for Submitting Your Proxy on the Internet or by Telephone

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on October 24, 2018. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank, trust or other nominee. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding "Attendance at the Annual Meeting."

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive office at 3200 Walnut Street, Boulder, Colorado 80301, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice Regarding Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice Regarding Availability of Proxy Materials you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:

  •
  FOR the election of the two nominees for Class III director;

  •
  FOR the amendment of our Certificate of Incorporation;

  •
  FOR our named executive officers' compensation; and

  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2019.

In addition, the proxy holders named in the proxy are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Broker Non-Votes

A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accountants. Brokers do not have discretionary authority, however, to vote on the election of directors to serve on our Board of Directors, the amendment to our Certificate of Incorporation or the advisory vote on our named executive officers' compensation.

Votes Required and Effects of Broker Non-Votes and Abstentions

The following table summarizes the voting requirements and the effects of broker non-votes and abstentions on each of the proposals to be voted on at the Annual Meeting:

Proposals		Required Vote	Effect of Broker Non-Votes	Effect of Abstentions

1.	Election of Directors	Majority of votes cast for each nominee	None	None
2.	Amendment of our Certificate of Incorporation	Majority of the outstanding shares of common stock	Against	Against
3.	Advisory Vote on our Named Executive Officers' Compensation	Majority of the shares present and entitled to vote	None	Against
4.	Ratification of Independent Registered Public Accountants	Majority of the shares present and entitled to vote	Not applicable	Against

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. We have engaged and paid for proxy solicitation services in the past and may do so again this year.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for 10 days prior to the Annual Meeting.

Attendance at the Annual Meeting

You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you were a record holder of the Company's common stock as of the close of business on August 29, 2018 or held your shares through a broker, bank, trust or other nominee.

A "record holder" of stock is someone whose shares of stock are registered in his or her name in the records of the Company's transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead.

To be admitted to the Annual Meeting, all persons must bring his or her Notice Regarding Availability of Proxy Materials or proxy card AND a valid personal photo identification (such as a driver's license or passport).

If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on August 29, 2018.

If you hold your shares in the name of a broker, bank, trust or other nominee, then you must also bring to the Annual Meeting proof that you owned the shares of our common stock as of the close of business on August 29, 2018. Examples of proof of ownership include the following:

  •
  an original or a copy of the voting information from your bank or broker with your name on it;

  •
  a letter from your bank or broker stating that you owned shares of our common stock as of the close of business on August 29, 2018; or

  •
  a brokerage account statement indicating that you owned shares of our common stock as of the close of business on August 29, 2018.

If you are a proxy holder for an Array stockholder who owned shares of our common stock as of the close of business on August 29, 2018, then you must also bring to the Annual Meeting:

  •
  the executed proxy naming you as the proxy holder, signed by the stockholder who owned shares of our common stock as of the close of business on August 29, 2018 and a valid personal photo identification (such as a driver's license or passport).

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Director Nominees

Name	Age

Charles M. Baum, M.D., Ph.D.	60
Gwen A. Fyfe, M.D.	66

Our Board of Directors is composed of seven members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of Directors whose terms expired are elected to serve three-year terms. The current term of the Class III directors will expire at the Annual Meeting. Charles M. Baum, M.D., Ph.D. and Gwen A. Fyfe, M.D. have each been nominated for re-election at the Annual Meeting as a Class III director to hold office until the 2021 Annual Meeting of Stockholders and until his or her successor is elected and qualified. The nominees have consented to serve a term as Class III directors. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board of Directors.

Class III Director Nominees for Election – Term Expiring 2021

Below is a biography of each of the directors standing for election at the Annual Meeting and a description of the specific experience, qualifications, attributes or skills or each nominee that led the Corporate Governance Committee to recommend that person as a nominee for director:

Charles M. Baum, M.D., Ph.D.

Dr. Baum, 60, has served as a member of our Board of Directors since April 2014. Dr. Baum has served as the President and Chief Executive Officer of Mirati Therapeutics since 2012. Prior to joining Mirati, Dr. Baum had worked at Pfizer since 2003, most recently as the Senior Vice President for Clinical Research within Pfizer's Worldwide Research & Development division. At Pfizer, Dr. Baum held roles of increasing responsibility, including Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center, a Pfizer division comprised of small biotech research units. During his tenure at Pfizer he was responsible for the development of the company's oncology portfolio, including the tyrosine kinase inhibitors Sutent® (sunitinib), Inlyta® (axitinib) and Xalkori® (crizotinib). Prior to joining Pfizer, Dr. Baum was responsible for the Phase I-IV development of several oncology compounds at Schering-Plough, including Temodar® (temozolomide). Dr. Baum has been a member of the board of directors of Mirati since 2012.

Dr. Baum contributes important industry and executive-level experience to the Board. In particular, the Board of Directors believes Dr. Baum's experience with later stage drug development in the field of oncology and his general industry knowledge enable him to provide important strategic insights and advice to the Company as its products advance in development.

Gwen A. Fyfe, M.D.

Dr. Fyfe, 66, has served as a member of our Board of Directors since January 2012. From 1997 to 2009, Dr. Fyfe held various positions with Genentech Inc. (now a member of the Roche Group),

including Vice President, Oncology Development; Vice President, Avastin® Franchise Team; as well as the honorary title of Senior Staff Scientist. Dr. Fyfe played an important role in the development of Genentech's approved oncology agents including Rituxan®, Herceptin®, Avastin® and Tarceva®. Dr. Fyfe sat on the development oversight committee for all of Genentech's products and participated in the Research Review Committee that moved products from research into clinical development. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies. From 2016 to 2018, Dr. Fyfe served on the board of Cascadian Therapeutics, Inc. Dr. Fyfe serves as a director of Molecular Partners AG, a Swiss publicly-traded company. Dr. Fyfe is a recognized oncology expert in the broader oncology community and has been an invited member of Institute of Medicine panels, National Cancer Institute working groups and grant committees and American Society of Clinical Oncologists oversight committees.

Dr. Fyfe brings to the Board of Directors extensive industry experience in the late-stage development and regulatory approval process for novel oncology therapeutics. As we evolve our business to a late-stage development and commercial stage company focused on oncology, the Board of Directors believes that Dr. Fyfe brings significant industry and strategic insights to the Board and the Company.

Required Vote

The election of directors will be approved by the affirmative vote of a majority of the votes cast in such nominee's election. Shares represented by proxies cannot be voted for more than the two nominees for director.

Under the Board's Director Resignation Policy, any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The Corporate Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the Corporate Governance Committee's recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ABOVE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO THE BOARD.

Class I Directors Continuing in Office – Term Expiring 2019

Below are biographies of the directors continuing in office whose terms will expire at the 2019 Annual Meeting:

Carrie S. Cox

Ms. Cox, 60, has served as the Chair of our Board of Directors since August 2018. Ms. Cox is Executive Chairman and former Chairman and Chief Executive Officer of Humacyte, Inc. She joined Humacyte in 2010 and previously served as Chairman of Prism Pharmaceuticals, sold to Baxter Corporation in 2011, and as Executive Vice President and President, Global Pharmaceuticals, at Schering-Plough Corporation from 2003 until its merger with Merck & Co., Inc. in November 2009, where she was responsible for the company's global prescription pharmaceutical business. Ms. Cox held a similar role as President, Global Prescription Business at Pharmacia Corporation, as well as Senior Vice President of Global Business Management at Pharmacia & Upjohn (the predecessor company to Pharmacia) and Vice President of Women's Healthcare at Wyeth-Ayerst. Ms. Cox spent her early career at Sandoz Pharmaceuticals (now Novartis) in a variety of commercial roles of increasing responsibility. She currently serves on the board of directors of Humacyte, Texas Instruments (where she has served as lead director), Cardinal Health, Celgene and Electrocore. Ms. Cox intends to step down from the Humacyte board by the end of 2018.

Ms. Cox has extensive executive level experience that she obtained at both large and small pharmaceutical and biopharma companies. She has significant experience with all aspects of commercial operations. This experience will enable Ms. Cox to provide strategic guidance for the late-stage development programs and commercialization.

John A. Orwin

Mr. Orwin, 53, has served as a member of our Board of Directors since November 2012. Mr. Orwin is President and Chief Executive Officer of Atreca, Inc., a private, early stage oncology research and development company. Prior to joining Atreca, Mr. Orwin was Chief Executive Officer of Relypsa, Inc. from June 2013 through June 2016, when he stepped down as Chief Executive Officer following the acquisition of Relypsa by Vifor Pharma. From February 2011 to May 2013, Mr. Orwin served as Chief Executive Officer of Affymax, Inc., which he joined in April 2010 as President and Chief Operating Officer. From January 2005 to April 2010, Mr. Orwin served at Genentech, where he was Senior Vice President, BioOncology Business Unit from 2007 to 2010. From 2001 to 2004, Mr. Orwin served in various executive level positions at Johnson & Johnson. Prior to that, Mr. Orwin was Senior Director, Oncology Marketing at ALZA Pharmaceuticals (acquired by Johnson & Johnson); Vice President, Marketing at Sangstat Medical Corporation; Marketing Director, Asthma at Rhone-Poulenc Rorer Pharmaceuticals and Product Manager, Schering Oncology/Biotech at Schering-Plough Corporation. Mr. Orwin serves on the board of directors of Seattle Genetics, Inc. and Retrophin, Inc.

Mr. Orwin brings to the Board of Directors executive-level experience at publicly-held and private biotechnology and large pharmaceutical companies, including significant experience in commercial launch and sales support. This experience allows Mr. Orwin to provide important strategic guidance to the Company as it advances its programs to late-stage development and toward commercialization.

Gil J. Van Lunsen

Mr. Van Lunsen, 76, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was an Office Managing Partner of KPMG LLP and led the

firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility within KPMG and was elected to the partnership in 1977. Additionally, Mr. Van Lunsen is currently the Audit Committee Chairman and a member of the Governance Committee and Compensation Committee at MACOM Technology Solutions, Inc. in Lowell, Massachusetts.

Mr. Van Lunsen has extensive experience with complex financial and accounting issues and, as a former partner of KPMG LLP, as well as chairman of the audit committees of other public companies, provides valuable leadership and insights to the Board of Directors on financial as well as governance matters. During his tenure on our Board of Directors and the Audit Committee, Mr. Van Lunsen has also developed an intimate knowledge of critical operational and financial issues facing our Company and our industry.

Class II Directors Continuing in Office – Term Expiring 2020

Below are biographies of the directors continuing in office whose terms will expire at the 2020 Annual Meeting:

Kyle A. Lefkoff

Mr. Lefkoff, 59, is a director who served as the Chairman of our Board of Directors from May 1998 through August 2018. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures, Ltd, a venture capital firm and a founding investor in our Company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the board of directors for a number of private companies, including CommercialTribe, Inc., ArcherDX, Inc. and Black Bear Energy, Inc. From 2007 to 2017, Mr. Lefkoff was a director at miRagen Therapeutics.

Mr. Lefkoff's career as a venture capitalist and investor in a number of biotechnology companies and his extensive knowledge of our industry provide important strategic insights to the Board of Directors. As a founding investor in Array and member of our Board of Directors since inception, Mr. Lefkoff has a deep understanding of the operational and financial issues affecting our Company. Mr. Lefkoff also brings strong leadership skills to our Board of Directors and serves as a critical link between management and our Board of Directors.

Shalini Sharp

Ms. Sharp, 43, has served as Executive Vice President and Chief Financial Officer of Ultragenyx Pharmaceutical, Inc., a publicly-traded biopharmaceutical company focused on rare diseases, since 2012, where she is responsible for leading the corporate finance, strategy, and information technology functions and is a member of the company's executive leadership team. Ms. Sharp was a member of the board of directors of Agenus Inc. (formerly Antigenics Inc.), a publicly-traded immuno-oncology company, from 2012 through June 2018. She served as Chief Financial Officer of Agenus from 2006 to 2012. She joined Agenus in 2003 and held increasing roles of responsibility spanning strategic planning, corporate development, investor relations, corporate finance and business development. She is also a member of the board of directors of the TB Alliance, a non-profit organization dedicated to the development and distribution of treatments for tuberculosis in the developing world. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals from 1998 to 2003, including serving as chief of staff to the Chairman of the board of directors during that company's restructuring. She has spearheaded numerous financing and business development transactions that were critical to the success of Agenus and Elan. Ms. Sharp was also a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices.

As a Chief Financial Officer of a biopharmaceutical company, Ms. Sharp brings significant public-company financial and accounting expertise to the Board and the Audit Committee. In her many years in the biopharmaceutical industry, Ms. Sharp has also developed a deep expertise in critical strategic, business development and financial issues facing companies like Array.

Ron Squarer

Mr. Squarer, 51, has served as our Chief Executive Officer and a member of our Board of Directors since April 2012. Prior to Array, Mr. Squarer served as Senior Vice President, Chief Commercial Officer at Hospira, Inc., a global pharmaceutical and medical device company, from February 2010 to April 2012, where he was responsible for delivering $4 billion in annual revenue and leading more than 2,000 employees worldwide. From 2009 to 2010, Mr. Squarer was responsible for strategy, new product development and commercialization, acquisitions, partnerships and portfolio prioritization as Senior Vice President, Global Marketing and Corporate Development and held a similar role focused on Strategy and Business Development from 2007 to 2008. Mr. Squarer joined Hospira from Mayne Pharma, an Australia-based specialty injectable pharmaceutical company, where he served as Senior Vice President, Global Corporate and Business Development from 2006 to 2007, when Mayne was sold to Hospira for $2 billion in 2007. Prior to 2007, Mr. Squarer held senior management roles at both Pfizer Inc., focused on global oncology commercial development, and at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) in the U.S. and Europe. Mr. Squarer also serves on the board of directors of Retrophin, Inc.

Mr. Squarer has extensive commercial, development and executive leadership expertise from a 20-year career in the pharmaceutical industry. Mr. Squarer brings substantial experience in late-stage drug development and commercialization, as well as important strategic insights to the Board as our portfolio of wholly-owned and partnered programs approach late-stage development. During his career, Mr. Squarer has also acquired an extensive knowledge of our industry and the markets in which we operate and brings important management perspective to the oversight function of the Board of Directors.

Meetings of the Board of Directors and Committees of the Board of Directors

Our Board of Directors held seven meetings during the fiscal year ended June 30, 2018. Each incumbent director serving during fiscal year 2018 attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of which such director was a member.

Director Independence

The Board of Directors has determined that Dr. Baum, Ms. Cox, Dr. Fyfe, Mr. Lefkoff, Mr. Orwin, Ms. Sharp and Mr. Van Lunsen are independent as defined by applicable rules of the Nasdaq Stock Market.

Board Leadership Structure and Role in Risk Oversight

We currently and have historically had an independent Chairman of the Board separate from our Chief Executive Officer ("CEO"). Our Corporate Governance Guidelines provide that the role of Chairman and CEO may be separate or, if the Board of Directors determines, combined. If the CEO serves as Chairman, the Board of Directors will select one of the independent directors to act as a lead director to coordinate the other independent directors and to chair the executive sessions of independent directors. If these offices are separated, the Chairman will act as the lead director and the Chief Executive Officer will be responsible to the Board of Directors for the overall management and functioning of the Company. The Board of Directors believes that having flexibility in determining whether to separate the roles of Chairman and CEO from time to time is in the best interest of our Company and our stockholders by allowing the Board to take into account the varying needs of the Company and the structure and composition of the Board of Directors at any particular time.

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day to day risk exposure. Although we do not have a formal risk oversight policy, the Board of Directors through the Audit Committee discusses with management our significant financial risk exposures and monitors the adequacy of our risk assessment and risk management policies. Audit Committee meetings include discussions of specific risk areas throughout the year, including, among others, those relating to cybersecurity. Management provides to the Audit Committee an overview of the Company's cybersecurity risks and countermeasures, and cybersecurity forms a part of the Company's enterprise risk profile considered by the Audit Committee. The Compensation Committee addresses risks related to compensation and other talent-related matters and the Clinical Development Committee addresses risks related to the Company's clinical development programs and strategies. In addition, the Board of Directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board of Directors regular updates about our business. The Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

Committees of the Board of Directors

Committee Memberships

Name Director Nominees	Audit	Compensation	Corporate Governance	Clinical Development

Charles M. Baum, M.D., Ph.D.			Chair	•
Gwen A. Fyfe, M.D.			•	Chair
Continuing Directors

Carrie S. Cox	•		•
Kyle A. Lefkoff	•	•
John A. Orwin		Chair		•
Shalini Sharp	•	•
Ron Squarer
Gil J. Van Lunsen	Chair		•

Our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Clinical Development Committee. Each of the standing committees has adopted a written charter, which is available on the Investor Relations portion of our website at www.arraybiopharma.com. The Corporate Governance Guidelines adopted by the Board of Directors are also available on our website.

Audit Committee

The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our CEO and Chief Financial Officer ("CFO"). The Audit Committee is also responsible for reviewing and approving transactions in which Array participates and in which related parties have a direct or indirect material interest and for overseeing the Company's legal compliance, risk management and ethics programs. The Audit Committee held four meetings during the fiscal year ended June 30, 2018. The current members of the Audit Committee are Mr. Van Lunsen (chair), Ms. Cox, Mr. Lefkoff and Ms. Sharp. The Board of Directors has determined that all members of the Audit Committee during fiscal 2018 meet the independence standards for audit committee members under applicable rules of the SEC and the Nasdaq Stock Market. The Board of Directors has also determined that Mr. Van Lunsen, Mr. Lefkoff and Ms. Sharp qualify as "audit committee financial experts" as defined by applicable rules of the SEC. The report of the Audit Committee is included elsewhere in this Proxy Statement.

Compensation Committee

The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the CEO and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan and our Deferred Compensation Plan. The Compensation Committee has authority to retain compensation consultants to advise it on compensation matters and is directly responsible for the appointment, compensation and oversight of any such compensation consultants. The Compensation Committee held four meetings during the fiscal year ended June 30, 2018. The current members of the Compensation Committee are Mr. Orwin (chair), Mr. Lefkoff and Ms. Sharp. The Board of Directors has determined that all members of our Compensation Committee during fiscal 2018 are independent as defined by applicable rules of the Nasdaq Stock Market. The report of the Compensation Committee is included elsewhere in this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. See the sections below entitled "Stockholder Proposals for 2019 Annual Meeting" and "Stockholder Nominations to the Board of Directors" for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held six meetings during the fiscal year ended June 30, 2018. The current members of the Corporate Governance Committee are Dr. Baum (chair), Ms. Cox, Dr. Fyfe and Mr. Van Lunsen. The Board of Directors has determined that all Corporate Governance Committee members during fiscal 2018 are independent as defined by applicable rules of the Nasdaq Stock Market.

Carrie S. Cox, who joined the Board on August 9, 2018, was recommended to the Board of Directors by an external search firm.

Clinical Development Committee

The Clinical Development Committee was established for the purpose of assisting the Board in overseeing the Company's clinical development activities and decisions and to provide advice to the Company's management and the Board relating to the allocation, deployment, utilization of and investment in the Company's development assets. The Clinical Development Committee periodically reviews the Company's clinical development programs and initiatives from a scientific perspective and provides feedback and strategic advice to management concerning those programs and initiatives. The Clinical Development Committee held four meetings during fiscal 2018. The current members of the Clinical Development Committee are Dr. Fyfe (chair), Dr. Baum and Mr. Orwin. The Board of Directors has determined that all Clinical Development Committee members are independent as defined by applicable rules of the Nasdaq Stock Market.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with members of the Board of Directors by e-mail at BoardofDirectors@arraybiopharma.com or by writing to them at the following address:

Array BioPharma Board of Directors
c/o Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301

Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the Company's files, will forward each communication (by United States mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.

Our General Counsel is not required to forward any communication determined in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the Company's files and make them available to any member of the Board of Directors at their request.

Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings

All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. All of our directors attended our 2017 Annual Meeting.

 PROPOSAL 2 – AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Our Board of Directors has declared advisable and adopted, subject to stockholder approval, an amendment to Section 4.1 of our Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 280,000,000 to 340,000,000.

The text of the proposed amendment is set forth in Appendix A to this Proxy Statement and is incorporated by reference herein.

Purpose and Effect of the Amendment

The number of shares of the Company's authorized common stock was last increased in 2015, when stockholders approved an amendment to the Certificate of Incorporation to increase the authorized common stock from 220,000,000 to 280,000,000. On August 22, 2018, we had 212,552,462 shares of common stock issued and outstanding, 15,948,362 shares issuable pursuant to outstanding equity awards, 36,289,596 shares reserved for future grants under the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, subject to total authorized share capital, and 900,158 shares reserved for future issuance under the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan.

Our Board believes that the proposed increase of authorized shares of common stock is desirable so that, as the need may arise, we will have the flexibility to issue shares of common stock without additional expense or delay in connection with possible future equity financings, future opportunities for expanding our business through investments or acquisitions, management incentive and employee benefit plans, stock dividends or stock splits and for other general corporate purposes. We do not have any current plans to take any action to issue the additional authorized shares for any such purposes. If our stockholders do not approve this proposal, we believe that we may be substantially limited in our ability to advance our operational and future strategic plans.

The additional shares of common stock will not be entitled to preemptive rights nor will existing stockholders have any preemptive right to acquire any of those shares when issued. The Company's issuance of shares of common stock, including the additional shares that will be authorized if the amendment is adopted, may dilute the equity ownership position of current holders of common stock and may be made without stockholder approval, unless otherwise required by applicable laws or Nasdaq regulations.

If the amendment to the Certificate of Incorporation is approved by the stockholders, we will promptly file a Certificate of Amendment with the Delaware Secretary of State reflecting the increase in authorized shares. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Delaware Secretary of State.

Required Vote

The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 2 TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The advisory vote on our named executive officers' compensation gives stockholders the opportunity to indicate whether they approve the compensation of our named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. At the Annual Meeting of Stockholders held in October 2011, our stockholders indicated their preference that the advisory vote on named executive officer compensation be held on an annual basis and our stockholders reaffirmed that preference at the Annual Meeting of Stockholders held in October 2017. We intend to continue to seek an advisory vote on named executive officer compensation annually.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. We seek to create a pay-for-performance environment that aligns the interests of our executive officers with the creation of stockholder value. The Compensation Committee also seeks to provide industry-competitive compensation to attract and retain employees with the skills and expertise needed to manage an increasingly complex business and to reward actions and outcomes that are consistent with decision-making that is in the short- and long-term best interests of the Company and do not encourage excessive risk taking.

The primary components of our executive compensation program include the following:

  Salary:  Base salary is the primary fixed component of our executive compensation program. Because base salary is a key reference point for individuals considering a change in employment, we must offer industry competitive salaries to attract and retain talented management. Salaries are generally set within a range of salaries paid to industry peers and reflect variations for individuals based on professional and industry experience, levels of responsibility and competition for talent in certain areas.

  Performance Bonus Program:  Our performance-based bonus program allows our executives and other employees to earn an annual bonus based on achievement of Company performance goals and objectives established at the outset of each fiscal year. The performance goals consist of financial goals, discovery research goals, development goals relating to our proprietary programs and commercial goals. The same goals apply Company-wide to all employees. The program is designed to strengthen the connection between individual performance and Company success and to reinforce a pay-for-performance philosophy. Our performance bonus program is also intended to ensure that total compensation of our employees, including our executives, is competitive within our industry.

  Equity Compensation:  We provide equity compensation to our executives and other employees in the form of stock options and restricted stock units that vest generally over a four-year period or upon achievement of performance conditions. Our equity compensation is designed to encourage retention because the recipient must remain employed to receive the award and to align the interests of our executives and other employees with those of our stockholders by creating an incentive to maximize stockholder value.

  Payments Upon Termination or Change in Control:  We have entered into employment agreements with all of our executive officers. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as in connection with a change-in-control of Array, and for the acceleration of vesting of all or a portion of outstanding equity awards upon a change in control. The severance and change in control benefits are common among our peer group, and the Compensation Committee believes that providing mutually-agreed to severance arrangements provides us with more flexibility to make a change in management if it is in the best interest of our stockholders. In addition, payments upon a change in control promote the ability of our executives to act in the best interests of our stockholders even though they may be terminated as a result of a transaction.

We urge you to read the more detailed discussion of executive compensation below contained in the section entitled "Compensation Discussion and Analysis" and in the tables and narrative discussion that follow.

Because the vote is advisory, it is not binding on the Board of Directors or Array. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Required Vote

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company's independent auditors. In connection with this responsibility, the Audit Committee evaluates and monitors the auditors' qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.

As a matter of good corporate governance, the Board is asking stockholders to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2019. KPMG LLP has served as our independent registered public accountants since October 2004. The Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as our independent auditors is in the best interests of the Company. The Audit Committee carefully considered the selection of KPMG LLP as our independent auditors. In connection with this selection, the Audit Committee considered whether there should be a rotation of the independent audit firm. The Audit Committee charter requires the Audit Committee to consider whether the independent audit firm should be replaced. In addition to evaluating rotation of the independent auditors, the Audit Committee oversees the selection of the new lead audit partner and the Audit Committee chair participates directly in the selection of the new lead audit partner.

If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Array and our stockholders.

Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

Required Vote

The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2019.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2018, with our management and with our independent registered public accountants, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the independence letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board.

Based on the Audit Committee's review of the audited consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2018 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the SEC.

Audit Committee

Gil J. Van Lunsen (Chair)
Kyle A. Lefkoff
Shalini Sharp

The above Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.

Fees Billed by the Principal Accountant

We were billed the following fees by our independent registered public accountants for the fiscal years ended June 30, 2018 and 2017:

	Year Ended June 30,
	2018	2017
Audit Fees (1)	$775,875	$742,580
Audit-Related Fees (2)	—	7,265
Tax Fees (3)	—	—
All Other Fees (4)	—	—
(1)
Audit fees consist of fees for services necessary to perform the audit of our consolidated financial statements for fiscal 2018 and 2017 and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services.

(4)
All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all of the fees in the table above.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 29, 2018, by:

  •
  our Chief Executive Officer and as our Chief Financial Officer and our three other most highly compensated executive officers in fiscal 2018, whom we collectively refer to as our named executive officers;

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)(a)

Named Executive Officers:
Ron Squarer (b)	1,653,019	*
Jason Haddock (c)	263,668	*
Victor Sandor, M.D. (d)	801,114	*
Andrew R. Robbins (e)	658,275	*
Curtis Oltmans (f)	112,500	*
Directors:
Charles M. Baum, M.D., Ph.D. (g)	40,000	*
Carrie S. Cox	—	*
Gwen A. Fyfe, M.D. (h)	180,000	*
Kyle A. Lefkoff (i)	92,635	*
John A. Orwin (j)	160,000	*
Shalini Sharp (k)	55,000	*
Gil J. Van Lunsen (l)	67,297	*
All directors and officers as a group (13 persons) (m)	[4,584,263]	[2.1]%
Five percent shareholders:
FMR (n)	22,181,936	11.3%
The Vanguard Group (o)	21,719,581	11.0%
Redmile Group (p)	19,113,864	9.7%
BlackRock (q)	15,252,802	7.7%
  *
  Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage, [212,552,462] shares outstanding on August 29, 2018, plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of

  October 28, 2018, which is 60 days after August 29, 2018. Except as otherwise specified below, the address of each of the beneficial owners identified is c/o Array BioPharma Inc., 3200 Walnut Street, Boulder, Colorado 80301.

(b)
Includes (i) 110,000 shares of common stock in trust for which Mr. Squarer serves as trustee and holds voting and dispositive power and (ii) options to purchase 1,441,444 shares of common stock that will be exercisable as of October 28, 2018.

(c)
Includes options to purchase 228,275 shares of common stock that will be exercisable as of October 28, 2018.

(d)
Includes options to purchase 581,341 shares of common stock that will be exercisable as of October 28, 2018.

(e)
Includes options to purchase 498,808 shares of common stock that will be exercisable as of October 28, 2018.

(f)
Includes options to purchase 112,500 shares of common stock that will be exercisable as of October 28, 2018.

(g)
Includes (i) 5,000 RSUs that will vest prior to October 28, 2018 and (ii) options to purchase 25,000 shares of common stock that will be exercisable as of October 28, 2018.

(h)
Includes (i) 5,000 RSUs that will vest prior to October 28, 2018 and (ii) options to purchase 165,000 shares of common stock that will be exercisable as of October 28, 2018.

(i)
Includes (i) 30,000 shares of common stock in trust for the benefit of Mr. Lefkoff's minor children; (ii) 15,000 shares of common stock held by BV Partners III Profit Sharing account for the benefit of Mr. Lefkoff; (iii) 5,000 RSUs that will vest prior to October 28, 2018; and (iv) options to purchase 25,000 shares of common stock that will be exercisable as of October 28, 2018. The address of Mr. Lefkoff is c/o Boulder Ventures, 1941 Pearl Street, Suite 300, Boulder, Colorado 80302.

(j)
Includes (i) 5,000 RSUs that will vest prior to October 28, 2018 and (ii) options to purchase 145,000 shares of common stock that will be exercisable as of October 28, 2018.

(k)
Includes (i) 5,000 RSUs that will vest prior to October 28, 2018 and (ii) options to purchase 50,000 shares of common stock that will be exercisable as of October 28, 2018.

(l)
Includes (i) 5,000 RSUs that will vest prior to October 28, 2018 and (ii) options to purchase 43,000 shares of common stock that will be exercisable as of October 28, 2018.

(m)
Includes (i) 30,000 RSUs that will vest prior to October 28, 2018 and (ii) options to purchase [3,754,430] shares of common stock that will be exercisable as of October 28, 2018.

(n)
Based solely on information set forth in Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on February 13, 2018. As of December 31, 2017, FMR LLC reported: (i) sole voting power over 3,428,700 shares of common stock and (ii) sole investment power over 22,181,936 shares of common stock, and Abigail P. Johnson reported sole investment power over 22,181,936 shares of common stock. The Schedule 13G/A indicates that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the

  Fidelity Funds' Boards of Trustees. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(o)
Based solely on information set forth in Schedule 13G/A filed by The Vanguard Group, Inc. ("Vanguard") on February 12, 2018. As of December 31, 2017, Vanguard reported: (i) sole voting power over 362,308 shares of common stock; (ii) shared voting power over 25,077 shares of common stock; (iii) sole investment power over 21,345,196 shares of common stock; and (iv) shared investment power over 374,385 shares of common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 349,308 shares of common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 38,077 shares of common stock as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(p)
Based solely on information set forth in Schedule 13G/A filed by Redmile Group, LLC ("Redmile") on February 14, 2018. As of December 31, 2017, Redmile reported shared voting and investment power over 19,113,864 shares of common stock. Redmile, as the general partner and/or investment manager to certain investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. and Jeremy Green, as the majority managing member and owner of Redmile, may be therefore be deemed to beneficially own the shares held by Redmile. The address of Redmile is One Letterman Drive, Builder D, Suite D3-300, San Francisco, CA 94111.

(q)
Based solely on information set forth in Schedule 13G/A filed by BlackRock, Inc. on January 29, 2018, reporting: (i) sole voting power over 14,803,739 shares of common stock and (ii) sole investment power over 15,252,802 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

EXECUTIVE OFFICERS

The table below shows the names, ages and positions of our executive officers as of August 29, 2018.

Name	Age	Position

Ron Squarer	51	Chief Executive Officer
Jason Haddock	48	Chief Financial Officer
Victor Sandor	52	Chief Medical Officer
Andrew R. Robbins	42	Chief Operating Officer
Curtis G. Oltmans	55	Executive Vice President, General Counsel and Secretary
Nicholas A. Saccomano	59	Chief Scientific Officer

Please see "PROPOSAL 1 – ELECTION OF DIRECTORS" above for the biography of Mr. Squarer.

Jason Haddock

Mr. Haddock joined Array as our Chief Financial Officer in July 2016. From November 2001 to January 2015, Mr. Haddock held leadership positions of increasing responsibility at Bristol-Myers Squibb, in a variety of accounting, planning, commercial, analytical and business development capacities for high-growth business units, including Head of Finance for the Worldwide Commercialization and Medical divisions. Mr. Haddock has served as CFO and COO for high-growth business units in Asia Pacific, Europe and the United States. Prior to Array, he served as CFO and COO at BERG Health, a privately held Boston biopharmaceutical company from June 2015 to July 2016.

Victor Sandor, M.D.

Dr. Sandor has served as our Chief Medical Officer since September 2014. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation, a position he held beginning May 2014 after first joining Incyte in February 2010 as its Vice President, Global Oncology Drug Development. Prior to joining Incyte, Dr. Sandor was Vice President and Chief Medical Officer for oncology at Biogen Idec from November 2009 to February 2010. He previously held positions of increasing responsibility in oncology product development at AstraZeneca from September 2002 to November 2009, where he played an important role in the registration of Arimidex for adjuvant use, the development of Faslodex and the development of several early stage programs through proof of concept.

Andrew R. Robbins

Mr. Robbins has served as our Chief Operating Officer since March 2015. From July 2012 to March 2015, he was our Senior Vice President, Commercial Operations. Mr. Robbins has extensive commercial, development and strategic leadership expertise from a 15-year career in the pharmaceutical industry, with a specific focus on oncology and hematology products. From January 2007 to July 2012, he held management positions at Hospira, Inc., a global pharmaceutical and medical device company, including General Manager and Vice President of the U.S. Alternate Site business unit and Vice President of Corporate Development. Prior to joining Array, Mr. Robbins also served on the board of directors of Fate Therapeutics, Cytograft and StemCor Systems, all venture-backed health care companies. Prior to January 2007, he held commercial and leadership positions within Pfizer's oncology unit.

Curtis Oltmans

Mr. Oltmans has served as our Executive Vice President, General Counsel and Secretary since August 2017. Prior to joining Array, Mr. Oltmans served as Corporate Vice President and General Counsel, North America, at Novo Nordisk, Inc., a fully integrated global healthcare company, where he was responsible for strategy and initiatives in the areas of law, including intellectual property and litigation, and public affairs for the company's substantial business in North America. Prior to Novo Nordisk, Mr. Oltmans spent 13 years at Eli Lilly and Company in a variety of legal roles, including litigation, FDA regulatory and international law.

Nicholas A. Saccomano, Ph.D.

Dr. Saccomano has served as our Chief Scientific Officer since May 2014. Dr. Saccomano has 30 years of experience in pharmaceutical and biotechnology research and development, with expertise in discovery research, clinical development, portfolio strategy, technology and clinical candidate licensing, and scientific partnering. Dr. Saccomano most recently served as Chief Technology Officer at SomaLogic, Inc., headquartered in Boulder, Colorado, from January 2010 to May 2014 and as a consultant for SomaLogic from June 2009 to December 2009. Prior to joining SomaLogic, Dr. Saccomano served as Chief Scientific Officer at Bend Research Inc., headquartered in Bend, Oregon, from May 2008 to December 2008, and as a consultant for Bend Research from January 2009 to December 2009 and continued on their board of directors until October 2013. Dr. Saccomano also held positions of increasing responsibility at Pfizer, Inc. from December 1984 to May 2008, including Senior Vice President in the R&D organization and Vice President, Discovery Technology. As head of discovery technology, he managed and developed a diverse set of enabling technologies used broadly across the drug discovery pipeline. During his tenure at Pfizer, he also directed medicinal sciences, drug discovery and strategic alliances.

 COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees the Company's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

Compensation Committee

John A. Orwin (Chair)
Kyle A. Lefkoff
Shalini Sharp

The above Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and, although deemed furnished as part of our most recent Annual Report on Form 10-K, is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation programs in place during our 2018 fiscal year for our named executive officers, who we refer to as our NEOs, and includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide. Our NEOs consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for fiscal 2018. Our NEOs for fiscal 2018 were:

Name	Position

Ron Squarer	Chief Executive Officer
Jason Haddock	Chief Financial Officer
Victor Sandor. M.D.	Chief Medical Officer
Andrew R. Robbins	Chief Operating Officer
Curtis G. Oltmans	Executive Vice President, General Counsel and Secretary

Fiscal 2018 Compensation Best Practices

As is described in more detail below, the Compensation Committee of our Board of Directors, that we refer to as the Compensation Committee, strives to maintain a compensation program for our NEOs which accomplishes our goals of attracting, retaining, motivating and rewarding talented executives while also adhering to executive compensation best practices. The table below summarizes notable executive compensation practices in effect for the 2018 fiscal year.

Emphasis on Performance-Based Compensation	An average of 40–60% of our NEO group's fiscal 2018 compensation was performance-related, consistent with our pay for performance compensation philosophy.
Independent Compensation Consultant	The Compensation Committee retained an independent, nationally recognized, compensation advisor (Radford Consulting Services) in fiscal 2018 to provide the Compensation Committee with advice regarding the design of the executive compensation program, among other things.
Minimal Perquisites	We provide only minimal perquisites for our executives.
Regular Compensation Risk Assessment	The Compensation Committee regularly assesses our executive compensation program to ensure that the program does not incentivize inappropriate risk-taking.
Appropriate Severance Protection	We provide appropriate severance protection for our executive officers and have not provided any new "golden parachute" tax gross ups as part of that protection.

Independent Compensation Committee Supervision of Executive Compensation

The Compensation Committee has the general responsibility for determining the compensation of our NEOs for approval by our independent directors. The Compensation Committee also administers our Stock Option and Incentive Plan and our Employee Stock Purchase Plan, or ESPP, and considers and approves new hire and periodic retention grants under the Stock Option and Incentive Plan to NEOs and other members of management and determines the terms of performance-based compensation under our annual Performance Bonus Program applicable to our NEOs and other employees. The Compensation Committee acts pursuant to a charter that has been approved by our Board, a copy of which is available on the Investor Relations section of our website at www.arraybiopharma.com.

Objectives and Philosophy of Our Compensation Program

As noted above, the compensation program for our NEOs is designed to attract, retain, motivate and reward talented executives who can contribute to our long-term success and thereby build value for our stockholders. Our compensation program is based on the following key principles:

  •
  A significant component of pay that is linked with performance and the achievement of our strategic goals.

  •
  Overall compensation that is competitive in the industry in which we compete for executive talent.

  •
  Alignment of NEO interests with those of our stockholders through equity compensation.

  •
  Recognition of individual contributions, teamwork and performance.

Other factors specific to our Company weigh heavily into our NEO compensation decisions, including the factors described below.

Evolution of Business

Our NEOs are executing our long-term business strategy as a commercial stage biopharmaceutical company, as well as nearer term strategies that support our long-term objectives. We believe their compensation should create appropriate incentives that are consistent with these strategies. Accordingly, the Compensation Committee evaluates and adjusts the performance metrics annually for performance-based compensation for our NEOs to align them with our strategic goals. The Compensation Committee also considers whether performance goals or other elements of our compensation encourage risk taking that may be considered excessive or not in the best interest of the Company. In addition, our senior team, which has not increased appreciably in size, is managing a changing and increasingly complex business. We strive to recognize these efforts by compensating NEOs for the increased demands and risks associated with our business model, such as through annual merit pay increases and stock option or other equity awards.

Intense Competition for Management Talent

Like any company, we strive to recruit top talent at all levels of our organization. It is Array's strategy to compete effectively as a commercial stage biopharmaceutical company. The competition for executive talent in certain areas of our business, most notably clinical development and regulatory talent, is especially intense. As we build our clinical and commercialization capabilities, we may on occasion find it necessary to exceed the total compensation offered by more established competitors, including our peer group, to attract the talent we need in this area.

Stockholder Advisory Vote

Although the stockholder vote on our named executive officers' compensation ("say on pay") described under Proposal 3 is advisory and not binding on the Board of Directors or Array, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of these votes in making determinations in the future regarding executive compensation arrangements and the frequency of stockholder advisory votes on our named executive officers' compensation. Based upon the high level of support for our executive compensation program demonstrated by the result of the say on pay vote conducted at last year's annual meeting, the Compensation Committee determined not to implement significant changes to our executive compensation program for fiscal 2018.

Compensation Methodology

The Compensation Committee annually reviews target salary, performance bonus and equity compensation for our NEOs and other executive officers, and periodically reviews other elements of compensation. Compensation decisions are based primarily on the following:

    Peer and industry data.  The Compensation Committee uses peer and industry data as a reference in setting base salaries, determining the appropriate level and mix of equity compensation and the type and portion of compensation tied to performance goals.

    Annual performance reviews.  Through our Chairman, the independent members of our Board of Directors conduct annual performance reviews of our CEO. Our CEO conducts and presents the performance reviews of the other NEOs and executive officers to the Compensation Committee after the end of each fiscal year. Based on these reviews, the Compensation Committee considers individual factors, such as:

      •
      Long-term performance

      •
      Tenure with the Company

      •
      Retention concerns

      •
      Prior and potential for future contributions to Company growth

      •
      Industry experience

    CEO recommendations.  The Compensation Committee seeks the input of our CEO in setting the salary and target bonus levels for other NEOs and executive officers. The Compensation Committee also considers recommendations from our CEO regarding annual performance metrics and target amounts under the Performance Bonus Program.

Each fiscal year, the Compensation Committee reviews and determines the base salaries of our CEO and the other NEOs and approves the target bonus amounts under an annual Performance Bonus Program for the upcoming fiscal year based on a percentage of base salary for the NEOs and the rest of the management team as well as annual grants of equity under our Stock Option and Incentive Plan. The Compensation Committee determines the annual performance goals under the Performance Bonus Program for the upcoming year through an iterative process with management (including the NEOs), and seeks input from the other independent directors on the Board as it considers appropriate, and may adjust the recommendations of management regarding the performance metrics and the target amounts in light of our near- and long-term strategic goals and operating plan for the upcoming year. Following completion of the audit of our annual consolidated financial statements, the Compensation Committee approves the specific bonus amounts payable to the NEOs and other executive officers and employees under the Performance Bonus Program in light of actual Company performance.

The Compensation Committee's approach in establishing the compensation of our CEO is consistent with the approach in establishing the compensation of the other NEOs, but the Compensation Committee bases a larger percentage of his target compensation on Array's performance. Mr. Squarer's target bonus percentage for fiscal 2018 was 60% of base salary under the Performance Bonus Program. This compares with targets from 40% to 45% of base salary for the other NEOs and executive officers in fiscal 2018.

Role of Compensation Consultant

The Compensation Committee has the authority to engage outside compensation consultants to advise it in determining executive compensation and related matters and during fiscal 2018 engaged Radford Consulting Services, an independent nationally-recognized compensation consultant, to perform a comprehensive analysis of total compensation for our executives and of each element of our executive compensation programs for fiscal 2018, including peer group review, analysis of each element of our executive compensation programs relative to our peer group, and executive compensation assessment and recommendations. On a periodic basis, we may also purchase proprietary executive and employee compensation survey data from Radford.

The Compensation Committee has also engaged Radford to advise it on executive compensation programs for fiscal 2018. The Compensation Committee approved the engagement of Radford for fiscal 2018 after determining Radford to be independent under applicable Nasdaq rules, which included consideration of the following factors: (i) the provision of other services by Radford to the Company, (ii) the amount of fees paid by the Company to Radford as a percentage of Radford's total revenue, (iii) Radford's policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationships of Radford with a member of the compensation committee, (v) any stock of the Company owned by Radford, and (vi) any business or personal relationship of the compensation consultant or Radford with an executive officer of the Company.

Peer and Industry Data

As a point of reference to ensure our cash, equity, incentive and total compensation is competitive, the Compensation Committee considers peer company and industry survey data. In setting NEO compensation for fiscal 2018, the Compensation Committee analyzed publicly-available data for the following peer companies with comparable operations from among publicly-held U.S. pharmaceutical and biotechnology companies that had between 50 and 300 employees with a market capitalization between $500 million and $4.0 billion:

Fiscal 2018 Executive Compensation Peer Group

Acceleron Pharma, Inc.	Agios Pharmaceuticals, Inc. (1)	Alder BioPharmaceuticals Inc. (1)
Amicus Therapeutics, Inc.	Arena Pharmaceuticals, Inc.	Clovis Oncology, Inc.
FibroGen, Inc. (1)	Five Prime Therapeutics, Inc.	ImmunoGen, Inc.
Immunomedics, Inc.	Karyopharm Therapeutics Inc.	Lexicon Pharmaceuticals, Inc.
MacroGenics, Inc.	Neurocrine Biosciences, Inc.	Prothena Corp plc (1)
Sangamo BioSciences, Inc.
(1)
Added as new compensation peer for fiscal year 2018.

The Compensation Committee may also take into account broader based life sciences industry survey data for executive compensation among companies of our size published by Radford Surveys and Consulting as we believe that this information provides us with a statistically significant sample that supplements our peer group data. We generally target total compensation for our NEOs at the 50th percentile of the survey group; however, the Compensation Committee may vary from this target based on factors such as responsibilities of an NEO that may differ from the comparable executive level in the survey group, experience level, historical pay, individual performance and marketplace demands for the position.

As our business model evolves, the Compensation Committee reevaluates the peer companies used in benchmarking executive compensation to ensure the peer companies are comparable in size, market capitalization and the scope and nature of their operations to Array.

Elements of Our Compensation Program

The primary components of executive compensation are industry competitive salaries, annual bonuses based on attainment of annual operational and financial objectives or other performance-based goals and on individual merit, and equity compensation grants of stock options and restricted stock units upon hiring and periodically through retention grants.

Salary

We believe base salary is the key compensation-related reference point for individuals considering an employment change and that we must offer industry competitive base salaries. Our peer group analysis and industry survey data therefore serve as a starting point in setting salaries for our NEOs. We generally target a base salary for NEOs at the 50th percentile of the survey group, although for fiscal 2018 and historically, base salaries for some of our NEOs have been below this level, and with limited exceptions have been higher than the 50th percentile where an NEO takes on additional responsibilities or has unique and valuable experience. Although peer data is an important reference point, the Compensation Committee recognizes that titles and levels of responsibility vary greatly from company to company and considers other factors, such as industry experience and competition for talent in certain areas.

Annual Performance Bonus Program

As more fully described below, we have established an annual Performance Bonus Program under which bonuses may be earned by our NEOs and other employees based on achievement of Company performance goals and objectives established by the Compensation Committee, which are described below. The bonus program is intended to strengthen the connection between individual compensation and Company success, reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing executives and help ensure that our compensation is competitive. Under the terms of the Performance Bonus Program, the Compensation Committee may determine to pay bonuses in shares of common stock, stock options, cash or any combination and considers factors such as the appropriate percentage of equity and non-equity compensation and the Company's cash resources in a particular fiscal year. For fiscal 2018, the Compensation Committee approved payment of the bonuses in cash.

Each NEO is eligible to receive a bonus under the program calculated by multiplying his base salary by a percentage value assigned to him or to his position by the Compensation Committee. During fiscal 2018, the target bonus amounts were between 40% and 45% of base salary for our executive officers other than Mr. Squarer, and Mr. Squarer's target bonus amount was 60% of his base salary.

Following the end of each fiscal year, the Compensation Committee determines in its discretion the extent to which the Company-wide goals have been achieved. Based on this assessment, the Compensation Committee awards bonuses equal to the overall percentage achievement of the performance goals, as determined by the Compensation Committee, multiplied by an employee's target bonus amount. The Compensation Committee may award a bonus in an amount less than or greater than the amount earned by a participant under the bonus program. To date, the Compensation Committee has not exercised its discretion to modify the bonus amounts payable in accordance with the terms of the Performance Bonus Program. No bonuses are guaranteed under the program and the Compensation Committee can amend the program at any time until bonuses are paid.

Performance Metrics

For fiscal 2018, the Compensation Committee and Board of Directors selected four Company-wide objectives based on our long-term strategy and operational execution. For fiscal 2018, the four Company-wide goals related to:

  1.
  Financial Goals: including revenue, cash balance and milestones related to ARRY-797.

  2.
  Discovery Research Goals: including advancement of drug candidates and partner collaborations.

  3.
  Clinical Development Goals: including COLUMBUS approval, BEACON patient enrollment, ARRY-382 patient enrollment and milestones for MEK + PD-1/PD-L1 Development Strategy.

  4.
  Commercial Goals: including preparation, enabling activities and speed to market post approval.

The Compensation Committee and Board of Directors weighted the foregoing goals based on the relative importance of these goals. In determining the bonus awards for fiscal 2018, the goals were weighted as follows: Financial Goals 20%; Discovery Research Goals 20%; Clinical Development Goals 40%; and Commercial Goals 20%. Individual objectives within these categories included the following:

  •
  Financial Goals were revenue (excluding reimbursement and other select revenue streams) of $15 million to $30 million, fiscal year end cash, cash equivalents and accounts receivable of $65 million to $90 million and completion of a milestone related to ARRY-797.

  •
  Discovery Research Goals were to advance proprietary oncology product candidates, to maintain secure research partnerships representing a specific % of total resources and to advance one exploratory program into feasibility.

  •
  Clinical Development Goals and Commercial Goals were the FDA approval relating to the COLUMBUS trial, patient enrollment goals in the BEACON CRC trial, ARRY-382 enrollment goals, and commercials goals regarding enabling activities and achieving first commercial sale of one of the Company's products.

Achievement of these Company-wide goals involved future performance and therefore subject to uncertainty at the time the goals were set. Each of the goals has specified criteria for minimum,

target and stretch achievement. The Compensation Committee considers the minimum goals to be likely to be achieved, the target goals to be difficult to achieve and the stretch goals to be improbable to achieve. A percentage of each NEO's target bonus amount may be awarded following the end of the fiscal year based on whether the minimum, target or stretch goals are met and the weighting of those goals. The Compensation Committee has discretion to award bonuses under the program if a particular performance goal is not met.

In determining the bonus awards for fiscal 2018, the Compensation Committee concluded that the Financial Goals had exceeded target, including revenue, and cash. The financial goal related to ARRY-797 was met at the threshold level. The Compensation Committee also determined that the Discovery Research Goals were met, including advancing a proprietary oncology molecule for further internal development and ensuring discovery collaboration funding. The Clinical Discovery Goal for progressing other internal programs was exceeded. The Compensation Committee also approved achievement of the clinical development goals including: FDA approval of our COLUMBUS NDA at target level, enrollment of our BEACON CRC at exceeded level and ARRY-382 enrollment goals at the threshold level. Finally, the Compensation Committee approved our Commercial Goals regarding launch readiness and first commercial sale at the exceeded levels. After applying the weighting factors previously established by the Compensation Committee to each of the goals, this performance resulted in a total score of 127.1%, which was the percentage the Compensation Committee used to calculate the fiscal 2018 bonus amounts to be paid under the Performance Bonus Program in accordance with the formulas set forth in the Performance Bonus Program.

Identical performance goals form the basis for the bonus structure for almost all of our employees and we believe there is an intangible benefit to focusing all levels of personnel on consistent goals. We also believe there is a strong correlation between achievement of these goals and the success of our business as measured by our stock performance and the perception of analysts and investors.

Equity Compensation

Stock Options and Restricted Stock Units.  We provide equity compensation to our NEOs in the form of stock option and restricted stock unit grants under our Stock Option and Incentive Plan that generally vest in four annual installments from the date of grant. The Compensation Committee has and may in the future make equity grants with performance-based vesting requirements outside of the Performance Bonus Program if there are specific milestones or events that are particularly strategic to the Company that the Compensation Committee believes, if achieved, should be rewarded through additional grants. The Compensation Committee believes stock option and restricted stock unit awards to our NEOs and other employees encourage retention, because the recipient must remain employed with the Company to receive the benefit of the award. The Compensation Committee also believes stock options align the interests of management and our stockholders, since they are of no value to the executive if our stock's value does not increase. The Compensation Committee also believes that restricted stock units provide an important additional retention incentive to our NEOs and employees as their future value is less dependent on our stock price, which has and will likely continue to experience volatility. For these reasons, the Compensation Committee considers stock options and restricted stock units to be an important part of total compensation for our executives. The Stock Option and Incentive Plan authorizes the issuance of other forms of equity compensation, and the Compensation Committee periodically reviews and considers other forms of equity grants and may determine in the future to award other or additional forms of equity compensation if it determines the grants support the Company's compensation philosophies.

Our implementation of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, "Stock Compensation" makes granting stock options somewhat less attractive by requiring that we expense the fair value of the grant for financial accounting purposes. Although this accounting treatment is one of the factors we consider in awarding options, it has not had a significant impact on our granting practices, since we believe stock options remain a highly valued component of the overall compensation package for management of a growth company such as ours and are the primary means by which our executives share in the Company's growth.

Stock options are awarded to all of our full-time employees, including NEOs, upon hiring. Certain of our NEOs have also received grants of restricted stock units upon hiring. Stock options generally vest in four equal annual installments beginning on the one-year anniversary of the hire date for new hire grants. In addition, each fiscal year the Compensation Committee considers whether to award retention grants of stock option and restricted stock units to existing employees, including NEOs. If awarded, retention grants are made on an annual basis and vest in four equal annual installments. The Compensation Committee believes that annual retention grants minimize the distortion created by stock price volatility if options were granted less frequently than annually, while the four year vesting period continues to provide a meaningful ongoing incentive for our NEOs and other employees to remain with Array. In addition, with annual grants, employees will have a significant number of unvested options and unvested restricted stock units each year, thereby providing a stronger retention incentive.

The Compensation Committee also considers on an annual basis whether to award shares of common stock or options rather than cash under our performance bonus program described above, and has discretion to approve additional stock option awards for reasons such as strong individual performance or internal pay equity considerations.

The exercise price of all employee stock options is equal to the fair market value of our common stock on the date of grant, measured as the closing price of our common stock on the grant date as reported by the Nasdaq Stock Market.

In establishing award levels, including for NEOs, the Compensation Committee takes into account an analysis of peer group data and industry survey data and, for retention grants, individual performance. The Compensation Committee also considers individual contribution and performance, based in part on input from our CEO for grants to other NEOs and employees, and factors such as the difficulty in replacing certain individuals within the organization. We believe that competitors who might try to hire away our employees would offer new equity awards to our employees without regard to the value of any prior awards made by us. Therefore, the Compensation Committee places less emphasis on the equity ownership levels of the recipients, the size of prior awards that are fully vested or amounts realized by the executives for previous awards.

Option Grant Practices.  Historically, the timing of our grants of stock options has been based on internal operational factors. New hire grants are generally approved each month with a grant date of the first trading day of the following month and retention grants are typically awarded on or about the end of the fourth quarter of each fiscal year. We have not had, and do not intend to implement, a practice of "timing" our grant awards to give effect to the pending public release of material information, and any grants we may have made to senior executives in proximity to a release of earnings or other material information is coincidental. In addition, we do not allow for the repricing of options, including the cancellation and re-issuance of new options in exchange for stock options whose stock price is above the then-current fair market value of our common stock. The Compensation Committee has delegated limited authority to one of its members, Mr. Lefkoff, to approve option grants for non-executives. These may be awards for new hires and are reported on a periodic basis to the Compensation Committee.

Other Equity Awards.  The Compensation Committee also evaluates and considers granting other forms of equity awards under the Stock Option and Incentive Plan that are tied to performance of the Company or its programs to recognize and provide incentives for achievement of significant strategic priorities identified by the Compensation Committee or other members of the Board of Directors. For example, in August 2014, the Compensation Committee approved the award of restricted stock units to certain executives based on achievement of performance milestones relating to the Company's agreements with Novartis for the re-acquisition of rights to binimetinib. Future awards may be comprised of stock options, restricted stock, restricted stock units, stock appreciation rights or other forms of equity compensation that may be subject to time- and/or performance-based vesting requirements identified by the Compensation Committee.

Fiscal 2018 Equity Compensation Determinations – Allocation of Award Types

For fiscal 2018, the Compensation Committee determined that the breakdown of equity compensation awards for our NEO group would be allocated as seventy-five percent (75%) in stock options and twenty-five percent (25%) in restricted stock units. This breakdown was chosen because the Compensation Committee determined that it represented an appropriate allocation of stock option awards, which will only yield value in the event of an increase in our share price, and restricted stock units, which will provide a retention incentive regardless of changes in the share price.

Other Compensation Matters

Employee Stock Purchase Plan

We have an ESPP that is made available to all employees, including our NEOs. The ESPP allows participants to acquire shares of our common stock at a discount of 15% to the market price with up to 15% of their base salary, subject to a $25,000 per calendar year maximum. The purpose of the ESPP is to encourage employees to become stockholders of Array in a tax-favored manner in order to better align their interests with those of our other stockholders.

Deferred Compensation Plan

We established a Deferred Compensation Plan, or DCP, to provide NEOs and other eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Compensation Committee (including each of the NEOs) are eligible to participate in the DCP. Participants may defer up to a maximum of 90% of their annual base salary and their annual incentive bonus. Under the DCP, the Compensation Committee may, in its sole discretion, make matching contributions which vest over a four-year vesting schedule beginning upon commencement of employment, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Compensation Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the Company and upon termination of their employment with the Company due to death, disability or eligible retirement.

During fiscal 2018, all the NEOs participated in the DCP, except for Dr. Sandor. Of the NEO participants, as of June 30, 2018, Mr. Squarer, and Mr. Robbins were 100% vested in the DCP,

Mr. Haddock was 25% vested in the DCP and Mr. Oltmans was not yet vested in the DCP. As of June 30, 2018, the Compensation Committee has not approved any discretionary contributions, and has approved matching contributions of up to 4% of the executive's total base salary and bonus compensation for the year.

The DCP is intended to both qualify as a "top hat" plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and to comply with the requirements of Section 409A of the Internal Revenue Code that govern nonqualified deferred compensation plans. The DCP is an unfunded plan for tax purposes and for purposes of Title I of ERISA. A "rabbi trust" has been established to satisfy our obligations under the DCP.

The Compensation Committee selects investment indices consisting of mutual funds, insurance company funds, indexed rates or other methods for participants to choose from for the purpose of providing the basis on which gains and losses are attributed to account balances under the DCP. Participants are entitled to select one or more investment indices and they do not have an ownership interest in the investment indices they select. The Compensation Committee may, in its sole discretion, discontinue, substitute or add investment indices at any time.

Payments from the DCP are made in a lump sum or in annual installments for up to 10 years at the election of the participant. In addition, participants may elect to receive a short-term payout of a deferral as soon as January 1 of the fourth year after the end of the option plan year in which the deferral was made.

Recognition Bonuses

Each year, Mr. Squarer, our CEO, may grant to an officer of the Company a discretionary bonus in recognition of his or her extraordinary services to the Company. Each bonus award is in an amount equal to $5,000 along with a tax gross-up payment in respect of such award. During fiscal 2018, Dr. Sandor and Mr. Oltmans were recipients of these bonus awards.

Payments Upon Termination or Change In Control

We have entered into employment agreements with each of our NEOs, which provide for severance payments upon certain terminations of employment, including in connection with a change in control of Array, and for the acceleration of vesting of outstanding stock options and restricted stock units upon a change in control. Based on our analysis of industry compensation data, post-termination protection through severance compensation for executive officers is common among our peer group, and the Compensation Committee believes that it is essential to our ability to attract and retain talented executives. The Compensation Committee believes having a mutually agreed-to severance package in place prior to any termination event provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest. In addition, we believe post-termination compensation if an officer is terminated as a result of a change of control transaction promotes the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction. Our obligation to pay severance to our NEOs is conditioned on their continued compliance with confidentiality and non-competition obligations for one year after termination for our CEO and Chief Medical Officer, and for two years for the other NEOs, as well as on the execution of a mutually acceptable release agreement.

The terms of the employment agreements, including the severance compensation, are described in more detail below under the headings "Employment Agreements" and "Potential Payments upon Termination or Change in Control" included elsewhere in this Proxy Statement.

Limited Perquisites

Substantially all benefits we provide to our executives are made available to all of our other salaried employees on a non-discriminatory basis, and for this reason are not considered "perquisites." Benefits we provide on a non-discriminatory basis include our medical and dental insurance, life insurance, 401(k) plan and the ESPP. Relocation expenses also are reimbursed but are individually negotiated when they occur. The aggregate incremental cost to us of all the perquisites we provided to any NEO in fiscal 2018 was less than $10,000, except for Mr. Oltmans, who was paid $152,916 in relocation expenses and related tax gross-up.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of non-performance-based compensation that we may deduct in any one year with respect to each of our five most highly-paid executive officers. In prior years, we have taken actions necessary to ensure the deductibility of certain payments as performance-based compensation under Section 162(m) (and therefore not subject to that deduction limitation). In light of recent legislation greatly restricting the availability of the performance-based compensation restriction and in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible and we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best interests of our stockholders.

Compensation Risk Assessment

The Compensation Committee reviews our material compensation practices and policies, with input from our management team, and considers whether these practices and policies encourage appropriate risk taking and support prudent business decision making. Based on this assessment, our Compensation Committee concluded that these policies and procedures do not create risks that are reasonably likely to have a material adverse effect on our Company.

Summary Compensation Table

The following table sets forth compensation earned by each of our NEOs during the fiscal year ended June 30, 2018, as well as the two prior fiscal years, where applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(7)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Ron Squarer	2018	$615,760	—	$1,092,000	$3,331,808	$473,582	$51,716	$5,564,866
Chief Executive	2017	600,010	—	824,063	2,845,285	402,127	52,000	4,723,485
Officer	2016	575,260	—	226,875	695,592	435,000	47,341	1,980,068
Jason Haddock (5)	2018	377,770	—	305,760	932,906	193,375	18,589	1,828,400
Chief Financial	2017	370,000	—	154,265	1,642,983	151,766	116,766	2,435,780
Officer
Victor Sandor, M.D.	2018	474,127	5,000	526,890	1,607,598	273,489	13,836	2,900,940
Chief Medical	2017	462,000	—	396,764	1,369,925	232,225	11,359	2,472,273
Officer	2016	417,917	—	93,750	287,435	247,500	79,928	1,126,530
Andrew R. Robbins	2018	446,456	—	610,155	1,861,648	257,528	37,722	3,213,509
Chief Operating	2017	435,036	—	459,990	1,588,246	218,671	38,215	2,740,158
Officer	2016	413,306	—	118,125	362,168	236,250	34,829	1,164,678
Curtis Oltmans (6)	2018	351,538	5,000	305,760	2,984,581	154,604	171,861	3,973,344
General
Counsel
(1)
Amounts shown in this column consist of the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in "Note 10 - Share-Based Compensation" to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2018.

(2)
The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in "Note 10 - Share-Based Compensation" to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2018.

(3)
The amounts reported in this column for fiscal years 2018, 2017 and 2016 represent the full amount of the bonuses earned by each of the NEOs under the fiscal 2018, 2017 and 2016 Performance Bonus Programs, respectively, based on the Compensation Committee's determination that we achieved 127%, 112% and 125%, respectively, of the performance goals in the respective year as described above under "Compensation Discussion and Analysis - Elements of Our Compensation Program-Performance Metrics." Amounts earned under our Performance Bonus Program for a particular fiscal year are typically paid in October of the following fiscal year.

(4)
The amounts set forth in this column consist of the following:

Name	Year	Perquisites and Other ($)		Company Contributions to Retirement and 401(k) Plans ($)	Company Contributions to Nonqualified Deferred Compensation Plan ($)	Total ($)

Ron Squarer	2018	$—		$11,000	$40,716	$51,716
	2017	—		10,800	41,200	52,000
	2016	—		10,600	36,741	47,341
Jason Haddock	2018	—		10,982	7,607	18,589
	2017	105,666	(a)	11,100	—	116,766
Victor Sandor, M.D.	2018	3,031	(b)	10,805	—	13,836
	2017	—		11,359	—	11,359
	2016	65,486	(c)	14,442	—	79,928
Andrew R. Robbins	2018	—		11,116	26,605	37,721
	2017	—		11,195	27,020	38,215
	2016	—		10,979	23,849	34,829
Curtis Oltmans	2018	155,888	(d)	7,973	8,000	171,861
  (a)
  Consists of reimbursement for relocation expenses of $101,329 and related tax gross-up payment of $4,337.
  (b)
  Consists of tax gross-up payment of $3,301 with respect to discretionary bonus paid in recognition of extraordinary services.
  (c)
  Consists of reimbursement for relocation expenses of $56,342 and related tax gross-up payment of $9,144.
  (d)
  Consists of (i) reimbursement for relocation expenses of $120,613 and related tax gross-up payment of $32,303, and (ii) a tax gross-up payment of $2,972 with respect to discretionary bonus paid in recognition of extraordinary services.
(5)
Mr. Haddock became our Chief Financial Officer effective July 28, 2016, and the compensation information in the table above for fiscal year 2017 reflects compensation earned by him for the portion of fiscal 2017 that he served as our Chief Financial Officer.

(6)
Mr. Oltmans became our General Counsel effective August 15, 2017, and the compensation information in the table above reflects compensation earned by him for the portion of fiscal year 2018 that he served as our General Counsel.

(7)
The amounts reported in this column reflect discretionary bonuses paid in recognition of extraordinary services provided by Dr. Sandor and Mr. Oltmans.

 Grants Of Plan-Based Awards

The following table sets forth information about grants of awards to our NEOs during the fiscal year ended June 30, 2018.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards per Share ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(5)						Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Ron Squarer		$260,824	$372,606	$558,909	—	—	$—	—
	12/16/17	—	—	—	—	600,000	10.92	3,331,808
	12/16/17	—	—	—	100,000	—	—	1,092,000
Jason Haddock		106,501	152,144	228,216	—	—	—	—
	12/16/17	—	—	—	—	168,000	10.92	932,906
	12/16/17	—	—	—	28,000	—	—	305,760
Victor Sandor, M.D.		150,624	215,177	322,765	—	—	—	—
	12/16/17	—	—	—	—	289,500	10.92	1,607,598
	12/16/17	—	—	—	48,250	—	—	526,890
Andrew R. Robbins		141,833	202,618	303,927	—	—	—	—
	12/16/17	—	—	—	—	335,250	10.92	1,861,648
	12/16/17	—	—	—	55,875	—	—	610,155
Curtis Oltmans		97,311	139,016	208,525	—	—	—	—
	8/15/2017	—	—	—	—	450,000	8.94	2,051,674
	12/16/17	—	—	—	—	168,000	10.92	932,906
	12/16/17	—	—	—	28,000	—	—	305,760
(1)
Amounts in these columns represent the threshold, target and maximum payout under the fiscal 2018 Performance Bonus Program based on achievement of threshold, target and stretch performance goals, respectively, approved by the independent directors of the Board of Directors on August 2, 2017. The performance goals and this plan are described above in Compensation Discussion and Analysis under "Elements of Our Compensation Program - Annual Performance Bonus Program." The actual bonus earned in fiscal 2018 is reflected on the Summary Compensation Table under the column heading "Non-Equity Incentive Plan Compensation."

(2)
Represents RSUs granted under our Stock Option and Incentive Plan. All of the RSUs vest in four equal annual installments. Vesting is subject to acceleration for each of the NEOs as described below under "Employment Agreements."

(3)
Options reported in this column were granted under our Stock Option and Incentive Plan. The options vest in four equal annual installments and expire 10 years from the date of grant. Vesting is subject to acceleration for each of the NEOs as described below under "Employment Agreements."

(4)
The amounts set forth under this column for grants of stock options and RSUs represent the total grant date fair value of the award calculated as of the grant date in accordance with FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures. These amounts do not represent cash payments made to the individuals or amounts realized in cash, or amounts that may be realized in cash. Under FASB ASC Topic 718, the fair value of stock options and RSUs granted to employees is recognized ratably over the vesting period. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 10 - Share-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2018.

(5)
Mr. Oltmans became our General Counsel effective August 15, 2017, and the amounts reported in these columns have been pro-rated for the portion of fiscal year 2018 that he served as our General Counsel.

Outstanding Equity Awards at Fiscal Year End

The following table shows equity awards held by our NEOs and outstanding as of June 30, 2018. All awards represent grants of stock options and RSUs under our Stock Option and Incentive Plan.

Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)

Ron Squarer	755,820	—		$ 3.61	4/26/2022	—		$ —
	345,312	—		4.63	4/1/2024	—		—
	113,438	113,438	(3)	7.30	4/1/2025	—		—
	226,875	226,876	(4)	3.00	4/1/2026	—		—
	—	421,875	(2)	8.79	12/27/2026	—		—
	—	—		—	—	18,907	(5)	317,259
	—	—		—	—	37,813	(6)	634,502
	—	—		—	—	70,313	(7)	1,179,852
	—	600,000	(11)	10.92	12/16/2027	—		—
	—	—		—	—	100,000	(12)	1,678,000
Jason Haddock	109,725	431,250	(10)	3.77	7/28/2026	—		—
	26,325	78,977	(2)	8.79	12/27/2026	—		—
	—	—			—	13,316	(7)	220,875
	—	168,000	(11)	10.92	12/16/2027	—		—
	—	—		—	—	28,000	(12)	469,840
Victor Sandor, M.D.	138,896	140,363	(8)	3.65	9/22/2024	—		—
	140,625	46,875	(3)	7.30	4/1/2025	—		—
	93,750	93,750	(4)	3.00	4/1/2026	—		—
	67,707	203,121	(2)	8.79	12/27/2026	—		—
	—	—			—	7,813	(5)	131,102
	—	—			—	15,626	(6)	262,204
	—	—			—	33,854	(7)	568,070
	—	289,500	(11)	10.92	12/16/2027	—		—
	—	—		—	—	48,250	(12)	809,635
Andrew R. Robbins	87,500	—		4.63	4/1/2024	—		—
	37,500	12,500	(9)	8.20	3/2/2025	—		—
	177,187	59,063	(3)	7.30	4/1/2025	—		—
	118,124	118,126	(4)	3.00	4/1/2026	—		—
	78,497	235,492	(2)	8.79	12/27/2026	—		—
	—	—			—	—		—
	—	—			—	9,844	(5)	165,182
	—	—			—	19,688	(6)	330,365
	—	—			—	39,249	(7)	658,598
	—	335,250	(11)	10.92	12/16/2027	—		—
	—	—		—	—	55,875	(12)	937,583
Curtis Oltmans	—	450,000	(13)	8.94	8/15/2026	—		—
	—	168,000	(11)	10.92	12/16/2027	—		—
	—	—		—	—	28,000	(12)	469,840
(1)
Computed by multiplying the closing market price of our common stock on June 30, 2018, of $16.78 by the number of outstanding awards set forth in this table.

(2)
The option vests in four equal annual installments beginning December 27, 2017.

(3)
The option vests in four equal annual installments beginning April 1, 2016.

(4)
The option vests in four equal annual installments beginning April 1, 2017.

(5)
This amount represents the unvested portion of RSUs that vest in four equal annual installments beginning April 1, 2016.

(6)
This amount represents the unvested portion of RSUs that vest in four equal annual installments beginning April 1, 2017.

(7)
This amount represents the unvested portion of RSUs that vest in four equal annual installments beginning December 16, 2017.

(8)
The option vests in four equal annual installments beginning September 22, 2015.

(9)
The option vests in four equal annual installments beginning March 2, 2016.

(10)
The option vests in four equal annual installments beginning July 28, 2017.

(11)
The option vests in four equal annual installments beginning on December 16, 2018.

(12)
This amount represents the unvested portion of RSUs that vest in four equal annual installments beginning December 16, 2018.

(13)
The option vests in four equal annual installments beginning on August 15, 2018.

Option Exercises and Stock Vested

The following table shows information concerning shares of common stock acquired upon vesting of stock awards for the NEOs during the fiscal year ended June 30, 2018, and common stock acquired upon exercise of stock options for the NEOs exercised during the fiscal year ended June 30, 2018.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Ron Squarer	1,041,367	$6,093,457	139,130	$2,313,822
Jason Haddock	34,025	239,530	4,387	47,906
Victor Sandor, M.D.	282,191	4,072,587	44,349	700,861
Andrew R. Robbins	397,500	2,288,214	64,838	1,057,422

Non-Qualified Deferred Compensation Table

The following table sets forth the aggregate contributions, earnings and withdrawals or distributions made for our participating NEOs during the fiscal year ended June 30, 2018, and the balance as of June 30, 2018, pursuant to the DCP. Dr. Sandor did not participate in the DCP in fiscal year 2018.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of June 30, 2018 ($)(3)

Ron Squarer	$40,716	$40,716	$32,986	$96,335	$352,538
Jason Haddock	7,607	7,607	227	—	15,441
Andrew R. Robbins	26,605	26,605	20,811	57,108	207,037
Curtis Oltmans	8,000	8,000	—	—	15,971
(1)
NEOs enrolled in the DCP are entitled to defer up to 4% of total base salary and any cash bonus compensation for the fiscal year. The amounts reported in this column reflect amounts contributed during fiscal year 2018. A portion of the amounts reported in this column is reported as compensation in the "Salary" column for fiscal year 2018 of the Summary Compensation Table, and the remainder was previously reported as compensation in the "Non-Equity Incentive Plan Compensation" column for fiscal year 2017 of the Summary Compensation Table. These amounts do not include any amounts that may be deferred with respect to the bonuses earned under the 2018 Performance Bonus Plan for fiscal year 2018, which will be paid in October 2018.

(2)
The Compensation Committee has approved matching contributions to the DCP up to 4% of each of the eligible NEO's total salary and bonus for the year. As of June 30, 2018, Mr. Squarer and Mr. Robbins are 100% vested in the amounts reported in this column, Mr. Haddock is 25% vested in the amounts reported in this column and Mr. Oltmans is not yet vested in the amounts reported in this column. These amounts do not include any matching contributions on the bonuses earned under the 2018 Performance Bonus Plan for fiscal year 2018, which will be paid in October 2018. See the section above entitled "Elements of Our Compensation Program - Deferred Compensation Plan" for more information about the terms of the DCP.

(3)
Of the totals in this column, the following amounts are reported as compensation in the Summary Compensation Table for fiscal year 2018 and have previously been reported as compensation in the Summary Compensation Table for fiscal years 2017 and 2016:

Name	Fiscal 2018 ($)	Prior Years ($)

Ron Squarer	$81,716	$155,882
Jason Haddock	15,214	—
Andrew R. Robbins	53,210	101,738
Curtis Oltmans	16,000	—

Employment Agreements

Ron Squarer

We entered into an Employment Agreement with Mr. Squarer on April 26, 2012 in connection with his appointment as CEO. The agreement has a four-year term and will renew automatically for additional one-year terms unless either party notifies the other party of its intention not to renew the agreement. Either party may terminate the agreement at any time upon 30 days' notice to the other party for any or no reason.

Under the terms of the agreement, Mr. Squarer was entitled to an initial annual salary of $525,000 and was paid a one-time cash bonus of $100,000. Mr. Squarer's annual salary may be adjusted from time to time at the discretion of the Compensation Committee. As of June 30, 2018, Mr. Squarer's base salary was $621,010. Mr. Squarer will be eligible to receive an annual bonus under our annual Performance Bonus Program, equal to a percentage of his base salary, subject to achievement of the performance goals under the Performance Bonus Program established by the Compensation Committee. Mr. Squarer's target bonus percentage for fiscal 2018 was 60%.

Mr. Squarer has received awards of stock options and RSUs that vest in equal annual installments over a four-year period commencing on the first anniversary of the grant date. The vesting of his equity awards is subject to acceleration in the following circumstances: (i) 100% of any unvested equity awards vest in full immediately upon his death; (ii) in the event of the termination of Mr. Squarer's employment due to his disability or by us without cause, the number of equity awards scheduled to vest in the year of such termination will vest in connection with such termination; and (iii) 100% of any unvested equity awards vest in full immediately upon a termination by Array without cause or by Mr. Squarer following certain events set forth in the agreement during the period commencing three months prior to the occurrence (or expected occurrence) of a change of control (as defined in his Employment Agreement) and ending 12 months after the occurrence of a change of control.

We also agreed to reimburse Mr. Squarer for certain relocation, transportation and temporary housing costs in connection with relocating to Colorado and to reimburse him for taxes payable by him on those amounts. Mr. Squarer is eligible for other benefits generally available to our employees and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with performing services under the agreement.

Mr. Squarer is entitled to severance payments under the Employment Agreement if his employment is terminated due to his disability, if Array terminates his employment without cause or if he terminates his employment following certain events set forth in the agreement. The severance payments are equal to (i) one year of his then current base salary (or two years base salary if his termination is three months prior to, on or 12 months after a Change of Control), plus (ii) the amount of the target performance bonus for the year of termination (or two times the target bonus amount if his termination is three months prior to or 12 months after a Change of Control), plus (iii) a lump sum equal to 12 months of COBRA premiums, after application of all deductions and withholdings, for him and his dependents. Severance payments are conditioned on Mr. Squarer entering into a mutually acceptable release and his compliance with his Noncompete Agreement and Confidentiality and Inventions Agreement. We have also agreed to pay Mr. Squarer an amount necessary to pay any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, that any payments made to him may be subject to, and to reimburse him for any taxes imposed on him as a result of this payment.

Mr. Squarer is also subject to a Noncompete Agreement and a Confidentiality and Inventions Agreement in which he agreed not to engage in certain competing activities during the term of his employment and for one year following a termination that results in the payment of severance to him. He also agreed during the term of his employment and for one year following any termination of his employment not to recruit or solicit any of our employees or, to the extent done for the purpose of engaging in activities prohibited by his Noncompete Agreement, any of the Company's collaboration partners.

Other Named Executive Officers

We entered into employment agreements with Mr. Haddock, Dr. Sandor, Mr. Robbins and Mr. Oltmans effective July 28, 2016, August 29, 2014, September 11, 2014 and August 15, 2017, respectively. The initial term of the agreements with Mr. Haddock and Mr. Oltmans expire after two years and the initial term of the agreements with Dr. Sandor and Mr. Robbins expire on their fourth anniversaries, after which each employment agreement will automatically renew for additional one-year terms. Array may terminate any of the employment agreements for any reason upon 30 days' prior notice to the employee. These agreements specify initial annual salaries that are subject to subsequent adjustment by the Compensation Committee in its discretion. During fiscal 2018, annual salaries for our other NEOs ranged from $381,000 to $479,000.

Under the terms of the employment agreements with Mr. Haddock, Dr. Sandor, Mr. Robbins and Mr. Oltmans, if the employee's employment is terminated due to his disability or by us without cause, or if the employee terminates his employment following a reduction in his salary below his initial salary or a material diminishment of his duties, then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, Mr. Haddock and Dr. Sandor will be entitled to receive 12 months of premiums payable for continued healthcare coverage under COBRA, and any unvested options and unvested RSUs that would have vested in the year of termination will vest. If any such termination is in connection with a change of control (which is deemed to include any such termination three months prior to or 12 months after a change of control), then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, including COBRA premiums for Mr. Haddock and Dr. Sandor, all outstanding options and RSUs granted to the employee will immediately vest and, in the case of Mr. Robbins, he will receive a bonus equal to his target performance bonus in the year of termination. In the event of the employee's death, under the terms of the employment agreements, all outstanding options and RSUs granted to the employee will immediately vest.

Mr. Haddock, Dr. Sandor and Mr. Robbins have entered into a Confidentiality and Inventions Agreement and Mr. Oltmans has entered into a Confidentiality Agreement. Mr. Haddock, Dr. Sandor and Mr. Robbins have also entered into a Noncompete Agreement in which each employee has agreed that while employed and for a period of time following a termination of employment for any reason not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers. For Mr. Haddock, the restricted period is one year for the non-compete covenant and two years for the non-solicit, for Dr. Sandor and Mr. Robbins, the restricted period is one year for the non-compete and non-solicit covenants. Mr. Oltmans has entered into a Noncompete Agreement which provides that he may not compete while he is employed and he may not solicit while he is employed and for two years following his termination of employment. As a condition to receiving any severance payments under the employment agreements, the employee must execute a release reasonably acceptable to Array and the employee, and he must comply with his obligations under the Noncompete Agreement and Confidentiality and Inventions Agreement/Confidentiality Agreement he entered into with the Company.

Potential Payments upon Termination or Change in Control

The employment agreements we have entered into with our NEOs provide for certain payments, acceleration of equity and continuation of benefits upon specified terminations of employment or upon a change in control of Array. Pursuant to the terms of the Employee Stock Option and Incentive Plan, all outstanding equity awards will vest and all restrictions will lapse upon a change in control. The post-termination arrangements under these agreements are described above under "Employment Agreements." In addition, upon a change in control or upon termination of employment due to death, disability or eligible retirement, any unvested matching or discretionary contributions under the DCP held by an NEO will fully vest. As of June 30, 2018, Mr. Squarer and Mr. Robbins and were fully vested in the DCP, Mr. Haddock was 25% vested in the DCP and Mr. Oltmans was not yet vested in the DCP. Dr. Sandor did not participate in the DCP in fiscal 2018.

The following table reflects the estimated potential payments upon termination or change in control that would be payable to each of the NEOs. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was June 30, 2018 and (ii) the value of each share subject to a stock option or RSU that would be accelerated in the circumstances set forth in the table below equals $16.78, which was the closing market price of our common stock on June 29, 2018, the last trading day of the 2018 fiscal year.

Name	Cash Severance ($)(1)	Performance Bonus ($)	Continuation of Medical Benefit Plans ($)	Acceleration of Equity Awards ($)	Acceleration of DCP ($)(4)	Excise Tax Restoration ($)		Total ($)

Ron Squarer:
Termination without Cause or Resignation for Good Reason	$621,010	$372,606	$26,974	$2,815,367	—	$—		$3,835,957
Change in Control (2)	—	—	—	14,898,139	—	—	(5)	14,898,139
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	1,242,020	745,212	26,974	14,898,139	—	—	(5)	16,912,345
Voluntary retirement	—	—	—	—	—	—		—
Disability	621,010	372,606	26,974	2,815,367	—	—		3,835,957
Death	—	—	—	14,898,139	—	—		14,898,139
Jason Haddock:
Termination without Cause or Resignation for Good Reason	380,360	—	26,974	2,517,718	—	—		2,925,052
Change in Control (2)	—	—	—	7,916,784	5,705	—		7,922,489
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	380,360	—	26,974	7,916,784	—	—		8,324,118
Voluntary retirement	—	—	—	—	—	—		—
Disability	380,360	—	26,974	2,517,718	5,705	—		2,930,757
Death	—	—	—	7,916,784	5,705	—		7,922,489
Victor Sandor, M.D.:
Termination without Cause or Resignation for Good Reason	478,170	—	26,974	3,199,809	—	—		3,704,953
Change in Control (2)	—	—	—	8,669,635	—	—		8,669,635
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	478,170	—	26,974	8,669,635	—	—		9,174,779
Voluntary retirement	—	—	—	—	—	—		—
Disability	478,170	—	26,974	3,199,809	—	—		3,704,953
Death	—	—	—	8,669,635	—	—		8,669,635

Name	Cash Severance ($)(1)	Performance Bonus ($)	Continuation of Medical Benefit Plans ($)	Acceleration of Equity Awards ($)	Acceleration of DCP ($)(4)	Excise Tax Restoration ($)	Total ($)

Andrew R. Robbins:
Termination without Cause or Resignation for Good Reason	450,262	—	—	1,572,245	—	—	2,022,507
Change in Control (2)	—	—	—	8,232,817	—	—	8,232,817
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	450,262	202,618	—	8,232,817	—	—	8,885,697
Voluntary retirement	—	—	—	—	—	—	—
Disability	450,262	—	—	1,572,245	—	—	2,022,507
Death	—	—	—	8,232,817	—	—	8,232,817
Curtis Oltmans:
Termination without Cause or Resignation for Good Reason	400,000	—	—	1,245,580	—	—	1,645,580
Change in Control (2)	—	—	—	4,982,320	8,000	—	4,990,320
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	400,000	—	—	4,982,320	—	—	5,382,320
Voluntary retirement	—	—	—	—	—	—	—
Disability	400,000	—	—	1,245,580	8,000	—	1,653,580
Death	—	—	—	4,982,320	8,000	—	4,990,320
(1)
The amounts reported in the table above do not include payments that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, which includes accrued salary and vacation pay, distributions of plan balances under our 401(k) plan, our ESPP or the DCP.

(2)
Pursuant to the terms of our Stock Option and Incentive Plan, all outstanding equity awards will vest and all restrictions will lapse upon a change in control.

(3)
A termination of the employee's employment within three months prior to or 12 months after consummation of a change in control is deemed to be in connection with such change in control.

(4)
Upon a change in control or upon a termination of employment due to death, disability or eligible retirement, any unvested matching or discretionary contributions under the DCP held by an NEO will fully vest.

(5)
Under the terms of Mr. Squarer's employment agreement, in the event Mr. Squarer is subject to an excise tax pursuant to Section 4999 in connection with any payments made under his employment agreement together with any other payments we make to him, we will reimburse him for the full tax amount, and all interest or penalties, he is subject to and for any income tax payable as a result of this reimbursement. As calculated as of June 30, 2018, the payments to Mr. Squarer upon a change in control would not be subject to an excise tax and therefore would not receive an excise tax gross-up.

Actual amounts that a NEO could receive in the future could differ materially from the amounts reported above as a result of many factors, including changes in our stock price, changes in base salary, target and actual bonus amounts, and the vesting provisions and grants of additional equity awards.

Retirement Savings Plan

We maintain a 401(k) Savings Plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the 401(k) Plan. Employees may enroll in the 401(k) Plan at the first calendar quarter following their original employment date and make salary deferral contributions, subject to the limitations imposed by the Internal Revenue Code. Array matches 100% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the 401(k) Plan year-end by the Board of Directors; no discretionary contributions were made in fiscal 2018. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us. As of

June 30, 2018, Mr. Squarer and Mr. Robbins were fully vested, Dr. Sandor was 75% vested, Mr. Haddock was 25% vested and Mr. Oltmans was not yet vested.

Pay Ratio Calculation

Set forth below is a description of the methodology, including material assumptions, adjustments and estimates, we used to identify the median employee for purposes of calculating the CEO Pay Ratio:

  •
  We identified the median employee based on our entire employee population as of June 30, 2018. Former employees who are being paid separation benefits were excluded.

  •
  In determining compensation for purposes of the median calculation, we used each employee's current annual base salary, annual and incentive bonuses paid during fiscal year 2018, and the fair value of equity granted in the form of stock options and restricted stock units.

Using this approach, we selected the median of our employee population. Once the median was identified, we then calculated the annual total compensation for this employee in accordance with the requirements of the Summary Compensation Table. For fiscal year 2018, the median of the annual total compensation of our employees (other than the CEO) was $204,321 and the annual compensation for our CEO was $5,564,866 as reported on the Summary Compensation Table. The estimated pay ratio of the annual total compensation of our CEO to the annual compensation of the median employee was 27:1 for fiscal year 2018.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

COMPENSATION OF DIRECTORS

Cash compensation to our non-employee directors consists of quarterly retainers and meeting fees. The Compensation Committee periodically reviews and analyzes compensation data among the same peer group as is used in determining executive compensation and, as appropriate, adjusts director compensation to ensure that we are able to attract and retain individuals with the experience and expertise we need to help us achieve our strategic goals. During fiscal 2018, the quarterly retainer for non-employee board members was $7,500 and meeting fees were $2,000 for each Board of Directors meeting attended, except for the Chairman of the Board who received a quarterly retainer of $15,000 and Board meeting fees of $4,000 per meeting attended. Members of the Compensation Committee, the Clinical Development Committee and the Corporate Governance Committee received $1,500 for each committee meeting they attended, and the chairs of these committees received an additional $2,000 for each committee meeting that they chaired. Audit Committee members received $2,000 for each Audit Committee meeting they attended and the chair received an additional $2,000 for each Audit Committee meeting that he chaired. Our non-employee directors were compensated at a rate of 50% of the foregoing meeting fees if a Board of Directors or committee meeting was held via teleconference. In addition, each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred while attending any meeting of the Board of Directors or any committee meeting of the Board of Directors.

We also make annual stock option grants to our non-employee directors under our Stock Option and Incentive Plan at an exercise price equal to the fair market value on the date of grant. In fiscal 2018 and 2017, we made annual grants of options to purchase 25,000 shares of our common stock. In addition, in fiscal 2018 and 2017, we granted each non-employee director 5,000 restricted stock units, or RSUs, all of which vest on the first anniversary of the grant date subject to continued service on the Board of Directors.

As of October 1, 2018, the Compensation Committee determined that in lieu of the quarterly retainers and the committee and Board meeting fees, each non-employee director would receive the following applicable annual retainers:

Board Retainer	$45,000
Chair Retainer
Chairman of the Board	$30,000
Audit Committee	$20,000
Compensation	$15,000
Corporate Governance	$10,000
Clinical Development	$15,000
Committee Member Retainer
Audit	$10,000
Compensation	$7,500
Corporate Governance	$5,000
Clinical Development	$7,500

In addition, the non-employee directors will continue to receive the annual grant of options to purchase 25,000 shares of our common stock and 5,000 RSUs.

 Director Compensation Table

The following table sets forth compensation paid to or earned by each of our non-employee directors who served on our Board during the fiscal year ended June 30, 2018. Mr. Squarer does not receive any separate compensation in consideration for his service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)

Kyle A. Lefkoff	$97,909	$52,350	$133,320	$283,579
Charles M. Baum, M.D., Ph.D.	57,593	52,350	133,320	243,263
Gwen A. Fyfe, M.D.	67,105	52,350	133,320	252,775
John A. Orwin	61,763	52,350	133,320	247,433
Gil J. Van Lunsen	67,535	52,350	133,320	253,205
Shalini Sharp	54,910	52,350	133,320	240,580
(1)
The amounts set forth in this column represent the aggregate grant date fair value of stock-based compensation granted in fiscal year 2018 for financial reporting purposes under FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures for service-based vesting conditions. See "Note 10 - Share-Based Compensation" to our audited financial statements set forth in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2018 for the assumptions used in determining such amounts. The options and RSUs vest on the first anniversary of the grant date, subject to continued service on the Board of Directors, and the options expire ten years from the date of grant.

(2)
For each director, consists of RSUs representing the right to receive 5,000 shares, granted on October 26, 2017, and vesting on October 26, 2018. Including these RSUs, as of June 30, 2018, each of Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin, Mr. Van Lunsen and Ms. Sharp held RSUs for 5,000 shares.

(3)
For each director, consists of an option to purchase 25,000 shares, granted on October 26, 2017, and vesting on October 26, 2018. Including these options, as of June 30, 2018, each of our directors held the following number of options: Mr. Lefkoff, 75,000; Dr. Baum, 25,000; Dr. Fyfe, 165,000; Mr. Orwin, 145,000; Mr. Van Lunsen, 86,000; and Ms. Sharp, 50,000.

Stock Ownership Guidelines

In January 2016, the Board of Directors adopted stock ownership guidelines applicable to the non-employee directors to further align the interests of non-employee directors with the interests of our shareholders. Under these guidelines, each non-employee director is expected to acquire and retain shares of our common stock equal to the lesser of (i) 15,000 shares or (ii) a number of shares of common stock having a value equal to three times the total value of the non-employee director's annual cash retainer paid for regular service on the Board of Directors.

Non-employee directors have until the end of the fiscal year marking the fifth anniversary of becoming subject to the guidelines to come into compliance with the guidelines. The Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. In the event a non-employee director's annual retainer increases, he or she will have an additional period of time from the date of the increase as approved by the Corporate Governance Committee to acquire any additional shares needed to meet these guidelines.

For purposes of these guidelines, a non-employee director's stock ownership shall include all shares of the Company's common stock owned outright by the director and by his or her immediate family members (spouse and dependent children), and any shares held in trust for the benefit of the director and/or his or her immediate family members, owned through an ERISA-qualified employee benefit plan or through a non-qualified, deferred compensation arrangement. Shares of common stock issued upon exercise of stock options or settlement of vested restricted stock units will be included, but unvested restricted stock units and unexercised stock options will be excluded from the calculation of stock ownership.

Compliance with these guidelines will be determined on an annual basis by the Chief Financial Officer with the oversight of the Corporate Governance Committee. Share prices of all companies are subject to market volatility. The Committee believes that it would be unfair to require a non-employee director to buy more shares simply because the Company's stock price drops temporarily. In the event there is a decline in the Company's stock price such that director's holdings fall below the applicable threshold, such director will not be required to purchase additional shares to meet the threshold, but shall not sell or transfer any shares until the threshold has again been achieved.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee, nor has such a relationship existed in the past.

 CERTAIN RELATIONSHIPS AND TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

Our Audit Committee charter requires that the Audit Committee approve all related person transactions requiring disclosure under Item 404 of Regulation S-K. The Audit Committee has adopted a written policy governing its review of transactions with related persons. Pursuant to this policy, identified transactions in which related persons have a direct or indirect material interest, are subject to approval or ratification by the Audit Committee. Certain transactions that are not required to be disclosed under Item 404 of Regulation S-K, including compensation and compensation-related transactions, are not subject to this policy. Our policy also requires approval or ratification for any material amendments to ongoing related person transactions. In determining whether to approve a related person transaction, the Audit Committee will consider all relevant facts and circumstances available to it, which may include the benefits of the transaction to the Company, the impact of the transaction on a director's independence, the availability of other sources for comparable products or services, and the terms of the transaction as compared with those available to or from unrelated third parties. No director will participate in the discussion of any related person transaction in which that director has a direct or indirect interest, other than to provide material information about the transaction to the Audit Committee. For purposes of this policy, the term "related person" has the meaning contained in Item 404 of Regulation S-K and includes our executive officers, directors and director nominees (and their respective immediate family members or persons sharing their household), stockholders owning in excess of 5% of our outstanding capital stock or any entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest.

Related Person Transactions

Mirati Therapeutics

We are party to an agreement with Mirati Therapeutics, Inc. ("Mirati"). Effective April 2016, Mirati elected to exercise an option to take an exclusive, worldwide license to an active compound under the agreement and Array received a $2.5 million option exercise fee and receives additional fees as reimbursement for research and development services. In June 2017, we and Mirati entered into a second agreement related to a different target in exchange for an up-front payment of $2.0 million that was received in June 2017, which was recognized as revenue over the subsequent twelve-month period. During April 2018, Mirati elected to exercise an option to take an exclusive, worldwide license to an active compound under the second agreement for which we received $2.0 million and will receive additional fees as reimbursement for research and development services.

The Mirati agreements contain substantive potential milestone payments of up to $18.5 million for eight remaining developmental milestones and up to $674.0 million for the achievement of fourteen commercialization milestones related to two drug compounds if certain net sales amounts are achieved in the United States, the European Union and Japan. Dr. Charles Baum, a current member of our Board of Directors, is the President and Chief Executive Officer of Mirati.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2018, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial stockholders, all Section 16(a) reports were timely filed, except that one Form 4 for one transaction was filed late for Mr. Oltmans.

 STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year's Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2019 Array Annual Meeting of Stockholders must be received by Array no later than May [17], 2019 and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2019 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2019 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws and any additional information required for nominations to the Board of Directors described below. Only nominations or proposals made by a stockholder who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such Annual Meeting will be considered eligible to serve as a director or be transacted at an Annual Meeting. Our Bylaws are on file with the SEC, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than July 27, 2019, and no later than August 26, 2019. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2019 Annual Meeting.

Stockholder Nominations to the Board of Directors

The Corporate Governance Committee of the Board of Directors will consider nominating directors to the Board of Directors who are recommended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. The Corporate Governance Committee has adopted the following set of minimum qualifications for candidates nominated for election or reelection to the Board of Directors:

  •
  Personal characteristics:

  •
  highest personal and professional ethics, integrity and values;

  •
  an inquiring and independent mind, with a respect for the views of others;

  •
  ability to work well with others;

  •
  practical wisdom and mature judgment.

  •
  Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

  •
  Expertise that is useful to Array and complementary to the background and experience of other Board of Directors members.

  •
  Willingness to devote the time necessary to carrying out the duties and responsibilities of membership on the Board of Directors and to be an active, objective and constructive participant at meetings of the Board of Directors and its Committees.

  •
  Commitment to serve on the Board of Directors over a period of several years to develop knowledge about our principal operations.

  •
  Willingness to represent the best interests of all stockholders and objectively appraise management performance.

The Corporate Governance Committee will also consider other relevant factors, such as the existence of any relationship that would interfere with the exercise of a candidate's independent judgment. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Corporate Governance Committee believes the qualifications described above enable it to identify director candidates that possess the diversity in backgrounds, industry knowledge, skills and experiences that are important to the Board's overall effectiveness.

The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such Annual Meeting set forth in our Bylaws and required by the rules of the SEC, as described above. As required by our Bylaws, stockholder proposals must include the following information:

  •
  Information regarding the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made making the proposal, including name, address and number of shares of Array stock beneficially owned by such stockholder and such beneficial owner;

  •
  A description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination;

  •
  A description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not settled in cash or in securities, directly or indirectly owned by such stockholder or beneficial owner;

  •
  A description of any agreement, arrangement or understanding (including any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss to or manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of our capital stock;

  •
  A representation that the stockholder will update the information set forth in clauses above as of the record date for the meeting by delivery of written notice to us promptly following the later of the record date or public announcement of the record date;

  •
  A representation whether the stockholder or the beneficial owner, if any, or the group of which it is a part, intends to deliver a Proxy Statement and/or form of proxy or otherwise to solicit proxies from stockholders in support of the nomination;

  •
  A representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and

  •
  The name and address of the person being nominated and such other information regarding each nominated person that would be required in a Proxy Statement filed pursuant to the SEC's proxy rules, including, but not limited to:

  •
  A copy of the nominee's current resume

  •
  Biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

  •
  The nominee's date of birth

  •
  A list of references

  •
  A description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

  •
  A description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array

  •
  The consent of each nominee to being named in the Proxy Statement and to serve as a director if elected

  •
  Any other information we may reasonably require to determine the eligibility of the proposed nominee to serve as a director

Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate based on Array's general criteria for director nominations, and if the Corporate Governance Committee believes the candidate meets the criteria, the Committee would further evaluate the candidate, which generally would involve a review of background materials, internal discussions and interviews with the candidate. If the Corporate Governance Committee supports the candidate, it would recommend the candidate for consideration by the Board of Directors. The Corporate Governance Committee has historically not retained a recruiting firm or third party to assist in the identification or evaluation of potential nominees and will evaluate all candidates to the Board of Directors in the same manner regardless of whether the nominee is recommended by a stockholder or some other source.

Appendix A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ARRAY BIOPHARMA INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Array BioPharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

FIRST:	The name of the corporation is Array BioPharma Inc. (the "Corporation").
SECOND:
That the board of directors of the Corporation duly adopted resolutions approving the following amendment to the Certificate of Incorporation (the "Amendment") in accordance with the provisions of Section 242 of the DGCL, declaring such Amendment to be advisable and calling for the approval of the stockholders of the Corporation to such Amendment.
THIRD:
The Amendment was duly adopted and approved in accordance with the provisions of Section 242 of the DGCL by the required vote of stockholders of the Corporation at the 2018 Annual Meeting of Stockholders of the Corporation.
FOURTH:	That the Corporation's Certificate of Incorporation is hereby amended as provided herein. Section 4.1 shall be deleted in its entirety and replaced with the following:

4.1    Authorized Shares.    The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 350,000,000 of which 340,000,000 shall be common stock, all of one class, having a par value of $.001 per share (the "Common Stock"), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the "Preferred Stock").

FIFTH:	Except as expressly amended by this Amendment, the provisions of the Certificate of Incorporation shall remain in full force and effect.

* * * * * * *

A-1

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been executed this             day of                      2018.

ARRAY BIOPHARMA INC.
By:	Curtis Oltmans, Secretary

A-2

Preliminary Copy

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting, available 24 hours a day, 7 days a week through 11:59 p.m. Eastern Time the day before the meeting date. ARRAY BIOPHARMA INC. 3200 WALNUT STREET BOULDER, CO 80301 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by phone, you do NOT need to mail back your proxy card. Your vote by Internet or phone authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card by mail. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E50593-P12933 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARRAY BIOPHARMA INC. Vote on Directors 1. Election of two Class III directors to serve for a three-year term of office expiring at the 2021 Annual Meeting of Stockholders. Nominees: For Against Abstain ! ! ! ! ! ! 1a. Charles M. Baum, M.D., Ph.D. For Against Abstain ! ! ! 1b. Gwen Fyfe, M.D. 4. Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2019. Vote on Proposals NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 2. Amendment of our Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 280,000,000 to 340,000,000. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, "FOR" THE NOMINEES LISTED IN PROPOSAL ONE AND "FOR" ALL OTHER PROPOSALS. ! ! ! 3. Advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement. The Board of Directors recommends a vote "For" all directors nominated for re-election and a vote "For" all other proposals. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ! Yes ! No Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. E50594-P12933 REVOCABLE PROXY ARRAY BIOPHARMA INC. 3200 Walnut Street, Boulder, Colorado 80301 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 25, 2018. The undersigned stockholder of Array BioPharma Inc. (the "Company") hereby appoints Ron Squarer, Jason Haddock and Curtis Oltmans, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Mountain Time, on October 25, 2018, at 1825 33rd Street, Boulder, Colorado 80301, and at any adjournments or postponements thereof, upon the reverse matters and in accordance with the reverse instructions, with discretionary authority as to any and all other business that may properly come before the meeting. The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 10, 2018 and the Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivery to the Secretary of the Company either written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT TO RESPOND, REGARDLESS OF THE NUMBER OF SHARES OWNED. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: